                                                                    EXHIBIT 10.7


                    * * * * * * * * * * * * * * * * * * * *

                                     Lease

                           VALLEY TECHNOLOGY CENTRE

                    * * * * * * * * * * * * * * * * * * * *

                                    Between

                                NAVISITE, INC.
                                   (Tenant)

                                      and

                        CARRAMERICA REALTY CORPORATION
                                  (Landlord)

                                     LEASE

     THIS LEASE (the "Lease") is made as of April 30, 1999 (dated for reference
                      -----
purposes only) between CarrAmerica Realty Corporation, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term
      --------
"Project" means the seven buildings (the "Project Buildings") and other
--------                                  -----------------
improvements commonly known as "Valley Technology Centre" located in San Jose, California, as more particularly described in Exhibit A. The Project is being
                                              ---------
constructed in two Phases with Project Buildings 1, 2, 3, 4 and 5 being collectively referred to herein as "Phase I", and Project Buildings 6 and 7 being collectively referred to as "Phase II". Construction on Phase II of the Project has to be commenced. The "Premises" means that portion of the Project
                                  --------
Buildings described in the Schedule and outlined on Exhibit A, attached hereto.
                                                    ---------
The Project Buildings in which the Premises are located shall be collectively referred to herein as the "Building" and the other Project Buildings shall be
                           --------
referred to as the "Other Buildings".  The following schedule (the "Schedule")
                    ---------------                                 --------
is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                   SCHEDULE

     1.   Tenant:  NaviSite, Inc., a Delaware corporation

     2. Premises: 2720 Zanker Road, San Jose, California (Project Building 2 as shown on Exhibit A)

     3.   Project: Valley Technology Centre

     4.   Rentable Square Feet of the Premises: 66,350

     5. Tenant's Proportionate Share: 100% of the Building (based upon 66,350 rentable square feet in the Building); Initially 18.96% of the Project (based upon a total of 350,000 rentable square feet in Phase I of the Project), and upon completion of Phase II, 14.41% (based upon a total of 460,590 rentable square feet in both Phases of the Project)

     6.   Lease Deposit: Prepaid Rent $116,112.50 and Security Deposit
          $136,017.50

     7. Permitted Use: Office, research and development of electronic components and operation of a data center (including the diesel holding tank, chillers and diesel generators reasonably necessary for the operation thereof)

     8. Tenant's Real Estate Broker for this Lease: Colliers Parrish International, Inc. and CRF Partners, Inc.

     9.   Landlord's Real Estate Broker for this Lease:  None.

     10. Tenant Improvements: See the Tenant Improvement Agreement attached hereto as Exhibit C
                    ---------

     11. Commencement Date: The date which is twenty-two (22) weeks after the full execution of this Lease, as indicated by the later dates set forth on the signature hereof (the "Execution Date"), provided if Tenant is unable to commence its business operations on such date because the "Tenant Improvements" (as described in Exhibit C) have not
                                                             ---------
          been substantially completed as of such date, then the Commencement Date shall be delayed until the date on which Tenant Improvements have been substantially completed such that Tenant could commence its business operations therein, provided further that in no event shall the Commencement Date be later than the date which is twenty-four (24) weeks after the Execution Date. Landlord and Tenant shall execute a Commencement Date Confirmation in the form of Exhibit F, attached
                                                        ---------
          hereto which shall set forth both the Commencement Date and Termination Date for this Lease.

     12. Termination Date/Term: Seven (7) years with two (2) options to renew for five (5) years each (See Section 31).

     13. Parking Spaces: 225 unassigned spaces (less any spaces utilized by Tenant for exterior improvements, such as the Generator and Chiller Pads described in Section 6.E)

     14.  Guaranty:  CMGI (See Section 21 and Exhibit G)

     15.  Base Rent:

Period                                               Annual Base Rent       Monthly Base Rent
------                                               ----------------       -----------------
Commencement Date -  Month 12:                         $1,393,350.00             $116,112.50

Months 13 - 24:                                        $1,433,160.00             $119,430.00

Months 25 - 36:                                        $1,472,970.00             $122,747.50

Months 37 - 48:                                        $1,512,780.00             $126,065.00

Months 49 - 60:                                        $1,552,590.00             $129,382.50

Months 61 - 72:                                        $1,592,400.00             $132,700.00

Months 73 - 84:                                        $1,632,210.00             $136,017.50

     Exhibit A:   Site Plan of Premises/Project
     ----------
     Exhibit B:   Rules and Regulations
     ----------
     Exhibit C:   Tenant Improvement Exhibit
     ----------
     Exhibit C-1: Landlord's Tenant Improvement Guidelines
     ------------

     Exhibit D:  Mortgages Affecting the Property
     ---------
     Exhibit E:  Landlord's Signage Standards
     ---------
     Exhibit F:  Commencement Date Confirmation
     ---------
     Exhibit G:  Form of Guaranty of Lease
     ---------

     1.   LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases
          ---------------
the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

          A.   Commencement Date. The commencement date ("Commencement Date")
               -----------------                          -----------------
for this Lease is the date set forth in item 11 of the Schedule. Tenant acknowledges and agrees that the Commencement Date shall not be dependent upon the completion of the Tenant Improvements, except as provided in Item 11 of the Schedule. When the Commencement Date is established, Landlord shall prepare and Landlord and Tenant shall execute a Commencement Date Confirmation in the form of Exhibit F attached hereto, which shall set forth both the Commencement Date
   ---------
and Termination Date for this Lease.

          B.   Termination Date. The Termination Date ("Termination Date") of
               ----------------                         ----------------
this Lease shall be the date set forth in the Commencement Date Confirmation.

     2.   RENT
          ----

     Types of Rent. Tenant shall pay the following Rent in the form of a check
     -------------
or wire transfer pursuant to instructions to follow under separate cover from the Landlord:

          (1)  Base Rent in monthly installments in advance, the first monthly
               ---------
          installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

          (2)  Operating Cost Share Rent in an amount equal to the Tenant's
               -------------------------
          Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

          (3)  Tax Share Rent in an amount equal to the Tenant's Proportionate
               --------------
          Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

          (4)  Additional Rent in the amount of all costs, expenses,
               ---------------
          liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

          (5)  Rent as used in this Lease means Base Rent, Operating Cost Share
               ----
          Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

               B.   Payment of Operating Cost Share Rent and Tax Share Rent.
                    -------------------------------------------------------

                    (1)  Payment of Estimated Operating Cost Share Rent and Tax
                         ------------------------------------------------------
          Share Rent.  Landlord shall estimate the Operating Costs and Taxes
          ----------
          of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project. Within twenty (20) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

                    (2)  Correction of Operating Cost Share Rent. Landlord shall
                         ---------------------------------------
          deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by May 15 of each year, or as soon as
           ---------------------
          reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

                    (3)  Correction of Tax Share Rent.  Landlord shall deliver
                         ----------------------------
          to Tenant a report for the previous fiscal year (the "Tax Report") by
                                                                ----------
          May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due.

               C.   Definitions
                    -----------

                    (1)  Included Operating Costs. "Operating Costs" means any
                         ------------------------   ---------------
          expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance (including the related deductibles, provided that, at Tenant's option, any deductibles relating to property damage shall be amortized as an Included Capital Item in the manner described below), repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease and a reasonable management fee equal to three percent (3%). Operating Costs shall also include the costs of any capital improvements which are reasonably intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time or to replace existing capital improvements, facilities and equipment within the Building or the common areas of the Project, such as the roof membrane, parking and landscape areas (collectively, "Included Capital Items");
                                               ----------------------
          provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred.

               If the Project contains more than one building, then Operating Costs shall include (i) all Operating Costs fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the Buildings in the Project) of all Operating Costs which relate to the Project in general and are not fairly allocable to any one building in the Project.

                         (2)  Excluded Operating Costs.  Operating Costs shall
                              ------------------------
          not include:

                    (a)  costs of alterations of tenant premises;

                    (b) costs of capital improvements other than Included Capital Items;

                    (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                    (d)  real estate brokers' leasing commissions;

                    (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

                    (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, other than by Operating Cost Share Rent;

                    (g)  depreciation (except on any Included Capital Items);

                    (h) franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

                    (i) costs of initial construction of the Building Shell, as defined in Section 3.A (including, without limitation, the costs of repairing all punch list items), and costs of correcting defects in construction of the Building Shell (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

                    (j) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

                    (k) that portion of any wages, salaries, benefits and bonuses (if any) of any employee which is incurred for services not related directly to the management, maintenance, operation and repair of the Building; and

                    (l)  fines, penalties and interest.

                         (3)  Taxes. "Taxes" means any and all taxes,
                              -----   -----
          assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include
                                          --------
          all reasonable fees and other reasonable costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.
          Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded now or in the future against the Land and any
           -------
          installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction. Landlord agrees that any new CC&R's (or future modifications to existing CC&R's) shall not materially and adversely affect Tenant's rights hereunder, or materially increase Tenant's financial obligations hereunder.

     If the Project contains more than one building, then Taxes shall include
(i) all Taxes fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the Buildings in the Project) of all Taxes which relate to the Project in general and are not fairly allocable to any one building in the Project.

     For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or Otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority shall apply during the year in which the adjustment is made. If there is a reduction in any Taxes with respect to any year in which Tenant has paid Tax Share Rent hereunder, and Landlord receives a tax refund or reimbursement as a result thereof, Landlord shall first deduct therefrom the reasonable expenses incurred by Landlord in obtaining such refund or reimbursement, and then refund to Tenant (or at Landlord's election apply against Tenant's other payment obligation hereunder) Tenant's Proportionate Share of the remaining balance of such tax refund or reimbursement. Taxes shall not include any net income (except Rent
Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

               (4)  Lease Year.  "Lease Year" means each consecutive twelve-
                    ----------    ----------
month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

               (5)  Fiscal Year. "Fiscal Year" means the calendar year, except
                    -----------   -----------
that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

          D.   Computation of Base Rent and Rent Adjustments.
               ----------------------------------------------

               (1)  Prorations.  If this Lease begins on a day other than the
                    ----------
first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable Fiscal Year.

               (2)  Default Interest.  Any sum due from Tenant to Landlord not
                    ----------------
paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law.

               (3)  Rent Adjustments.  The square footage of the Premises,
                    ----------------
Building, and other Project Buildings, as set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises, Building or other Project Buildings. Notwithstanding the foregoing, Tenant's Proportionate Share as set forth in Item 5 of the Schedule shall be adjusted (and this Lease amended) accordingly in the event there is: (i) a material expansion to the Building or any of the other Project Buildings (i.e., the square footage of such additional space shall be added to the square footage of such Building as set forth in Exhibit A); and/or (ii) the actual square footage of the Phase II Buildings following their completion materially differs from the square footage of such Phase II Buildings as set forth in Exhibit A. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

               (4)  Books and Records.  Landlord shall maintain books and
                    -----------------
records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's applicable local office or other location designated by Landlord upon at least seventy-two
(72) hours' prior notice during normal business hours during the one hundred twenty (120) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to either such report within said one hundred twenty (120) period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception within thirty (30) days of Landlord's receipt of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs and Taxes in the aggregate overstated the amounts thereof by more than five percent (5%), in which event Landlord shall pay the cost of certification.

               (5)  Miscellaneous.  So long as Tenant is in default of any
                    -------------
obligation under this Lease beyond the expiration of any applicable notice, grace and cure periods, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of

Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within twenty (20) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

     3.   CONDITION OF BUILDING SHELL/PREMISES AND POSSESSION.
          ----------------------------------------------------

          A.   Condition of Building Shell/Premises.  The "Building Shell"
               ------------------------------------
shall mean the building structure, exterior walls, exterior glass, floor slab, roof (including the roof membrane), parking lot, parking lot lighting, and landscaping for the Project and the base for the monument sign. The Building Shell shall include bringing phone, gas, electric, plumbing, fire and water service to the Building (i.e., stubbed but not distributed), installing the main fire sprinkler trunks (i.e., installed but not distributed or "dropped"), and the pull section for electrical power. Landlord shall be responsible for all costs associated with the construction of the Building Shell, including the design and permitting costs associated with the Building Shell and costs associated with bringing the Building Shell into compliance with the Americans with Disabilities Act of 1990 and other architectural access laws, rules and regulations. The Building Shell does not include any elevators, stairs, HVAC, roof screens or thermal insulation. In the event of any conflict between the plans for the Building Shell or the "Tenant Improvement Plans" (as defined in the Tenant Improvement Agreement, attached hereto as Exhibit C) and the
                                                     ---------
definition of "Building Shell" contained herein, the parties agree that the definitions contained in this Lease shall control. Any improvements which do not constitute part of the "Building Shell" shall be deemed to be part of the "Tenant Improvements" to be constructed by Tenant in accordance with the Tenant Improvement Agreement. Tenant hereby acknowledges that it has inspected and approved the Building Shell and related exterior improvements in the condition which existed as of the date on which this Lease is executed by Tenant, except for any "latent defects" (i.e., any defects in the construction of the Building Shell which are not readily apparent from a visual inspection and walk-through of the Building) which are noted by Tenant within the twelve month period immediately following the Execution Date. Tenant shall cause the Tenant Improvements to be completed within the Premises at Tenant's sole cost in accordance with the terms and conditions of the Tenant Improvement Agreement, subject only to the "Tenant Improvement Allowance", as defined therein. Except as set forth in this Section 3.A, Landlord is leasing the Premises to Tenant "as is", without any representations or warranties of any kind and without any obligation to perform any other alterations or improvements to the Building Shell or the Premises, except that Landlord agrees to promptly correct and/or repair any latent defects relating to the Building Shell which are timely noted by Tenant.

          B.   Tenant's Possession.  Tenant's taking possession of any portion
               --------------------
of the Building shall be conclusive evidence that the Building Shell and

Premises were in good order, repair and condition, except for the latent defects relating to the Building Shell which were timely noted by Tenant in accordance with Section 3.A. Following the Execution Date, Tenant shall have the right to take possession of the Premises or any portion thereof prior to the Commencement Date for purposes of constructing the Tenant Improvements in accordance with Tenant Improvement Agreement attached hereto as Exhibit C; provided, however,
                                                ---------
that all terms of this Lease shall apply to such pre-Term possession except for the payment of Rent and other amounts due hereunder. Landlord agrees to make all manufacturers' and other warranties and guarantees for the newly constructed Tenant Improvements, the roof and any mechanical, electrical, plumbing, HVAC and other systems serving the Premises available to Tenant within ten (10) days of Tenant's request, and to the extent applicable, Landlord shall cooperate with Tenant so that Tenant shall have the benefit of such warranties and guarantees.

     4.   SERVICES AND UTILITIES.  Tenant shall promptly pay, as the same become
          -----------------------
due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the term, including without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fees (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, water and sewer service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service, then Landlord at its sole election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install, at Tenant's expense, a separate meter to measure the utility service supplied to the Premises. Any interruption or cessation of utilities resulting from any causes, including any entry for repairs pursuant to this lease, and any renovation, redecoration or rehabilitation of any area of the Project shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, in the event that an interruption of the Project services causes the Premises to be untenantable for the permitted uses hereunder (including the operation of the Data Center) for a period of at least ten (10) consecutive days and such interruption was caused by the negligence or willful acts or omissions of Landlord or its agents, employees or contractors, then monthly Rent shall be proportionally abated thereafter for such untenantable portion of the Premises.

     5.   ALTERATIONS.
          ------------

          A.   Landlord's Consent and Conditions.  Tenant shall not make any
               ----------------------------------
improvements or alterations to the Premises or Building (the "Work") that affect the structural components of the Building or which have a building permit value of more than $50,000, without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent, which shall not be unreasonably withheld or delayed. The parties agree that the Tenant Improvement work described in Exhibit C shall be governed by the
                                              ---------
Tenant Improvement Agreement, and shall not constitute Work for purposes of this Section. Tenant shall pay Landlord's reasonable and actual costs incurred for the review of all of the plans and all other items submitted by Tenant.
Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) adversely impacts the base structural components or systems of the Building, (b) adversely impacts any other tenant's premises, or (c) is visible from outside the Premises and in the reasonable judgment of Landlord, appears unsightly therefrom.

     Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work. Upon completion all Work shall become the property of Landlord, except for Tenant's furnishings, moveable equipment and personal property and trade fixtures (including all of the aforementioned items located in Tenant's Data Center) and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

     The following requirements shall apply to all Work:

               (1) Prior to commencement, Tenant shall furnish to Landlord building permits and certificates of insurance reasonably satisfactory to Landlord.

               (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid unreasonable interference with other work to be performed or services to be rendered in the Project.

               (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all applicable insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental
                                                           ------------
Requirements").
------------

               (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

               (5) Tenant shall perform all Work in compliance with any reasonable "Policies, Rules and Procedures for Construction Projects" which may
            --------------------------------------------------------
be in effect at the time the Work is performed. The foregoing Policies, Rules and Procedures for Construction Projects shall not apply to the construction of the Tenant Improvements.

               (6) Tenant shall permit Landlord to supervise and observe all Work. Landlord may charge Tenant for the actual out-of-pocket costs incurred by Landlord if Landlord deems it reasonably necessary to hire an outside consultant to supervise and observe Tenant's Work (e.g., a structural engineer to review an supervise any Work which may affect the structural components of the Building or roof).

               (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation related to the Work, including any other information required under any reasonable "Policies, Rules and Procedures for
                                           ----------------------------------
Construction Projects" which may be in effect at such time.
---------------------

          B.   Damage to Systems.  If any part of the mechanical, electrical or
               ------------------
other systems in the Premises (e.g., HVAC, life safety or automatic fire extinguisher/sprinkler system) shall be damaged by Tenant or its employees, agents, contractors, subcontractors or invitees, during the performance of the Work, Tenant shall notify Landlord of such damage and promptly cause the necessary repairs to be made with contractors reasonably acceptable to Landlord, provided if Tenant fails to cause such damage to be repaired within the ten (10) day period following the occurrence of such damage (or, if the nature of such damage is such that more than ten (10) days is required to complete the repair, then if Tenant fails to commence such repairs within such ten (10) day period and thereafter diligently prosecute such repair to completion), then Landlord may elect to commence (or complete) such repairs at Tenant's expense. There shall be no abatement of Rent during such period of repair, whether such repairs are performed by Tenant or Landlord. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems reasonably necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. The cost of any repairs made by Landlord on account of Tenant's default beyond the expiration of any applicable notice and cure periods, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand and in no event later than within twenty (20) days of Tenant's receipt of Landlord's invoice for the same.

          C.   No Liens.  Tenant has no authority to cause or permit any lien or
               ---------
encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within twenty (20) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such twenty (20) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as reasonable attorney's fees and other reasonable expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand and in no event later than within twenty (20) days of Tenant's receipt of Landlord's invoice for the same.

          D.   Ownership of Improvements.  Upon request by Tenant, at the time
               --------------------------
Landlord approves Tenant's proposal for any Work (as defined in this Section 5) or Tenant's plans for the Tenant Improvements (as defined in Exhibit C), Landlord shall also state whether or not any of the proposed improvements will have to be removed upon the termination of this Lease. Unless otherwise indicated by Landlord in accordance with the preceding sentence, all Work, partitions, hardware, equipment, machinery and all other improvements and all fixtures constructed in the Premises by Tenant, shall (i) become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) at Landlord's option, Landlord may elect (provided that such election is made and Tenant is informed of such election at least thirty (30) days prior to the termination of this Lease or the termination of Tenant's possession) that such items either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below. Notwithstanding the foregoing, Tenant's furnishings, moveable equipment, other personal property and trade fixtures (including all of the items located Tenant's Data Center) shall remain Tenant's property throughout the Term and shall be removed by Tenant upon the termination of this Lease or of Tenant's right to possession. Unless Landlord agrees otherwise in writing, Tenant shall not remove any HVAC equipment (except for the chillers and cooling equipment specifically installed for and which exclusively serves the Data Center), light fixtures or any portion of the drop ceiling without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion.

          E.   Removal Upon Termination.  Upon the termination of this Lease or
               -------------------------
Tenant's right of possession, Tenant shall remove from the Premises and Project its trade fixtures, furniture, moveable equipment and other personal property (including all of the aforementioned items located in Tenant's Data Center), any improvements which Landlord elects pursuant to Section 5D shall be removed by Tenant, and (unless otherwise agreed to in writing by Landlord) any improvements to any portion of the Project other than the interior of the Premises. Tenant shall repair all damage caused by the installation or removal of the foregoing items. If

Tenant does not remove such property on or prior to the termination of this Lease or the termination of Tenant's possession, then Tenant shall be conclusively presumed to have, at Landlord's election, either (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any reasonable manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all reasonable expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any reasonable expenses incurred for disposition. Landlord agrees and acknowledges that Tenant shall have no obligation to remove any typical and customary office improvements from the Premises upon the expiration or earlier termination of this Lease.

     6.   USE OF PREMISES.
          ----------------

          A.   Limitation on Use.  Tenant shall use the Premises only for the
               ------------------
Permitted Use stated in the Schedule. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Except for the substances which may be contained in Tenant's fire suppression system and the diesel holding tank, Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would materially and adversely affect other tenants' use and enjoyment of their space in the Project or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste to occur on the Project or upon the Premises, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

          B.   Signs.  Tenant shall not place on any portion of the Premises any
               ------
sign, placard, lettering, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. Subject to Landlord's prior approval (which approval shall not be unreasonably withheld or delayed) and the other requirements of this Section, Tenant shall be entitled, at its sole cost, to place its name on the entrance to the door to the Premises, on the crown of the Building, and on the existing street monument sign base. Any approved signs shall strictly conform to all Governmental Restrictions, any CC&R's recorded against the Project, and any sign criteria which may be established by Landlord and in effect at the time, and shall be installed (and removed upon the Termination Date) at Tenant's expense. Tenant, at its sole cost, shall maintain such signs in good condition and repair, including the repair of any damage caused to the Building or Project upon Tenant's removal of such signs. Landlord current Signage Standards are attached hereto as Exhibit E.
                                                                      ---------

          C.   Parking.  Tenant, its contractors, agents, employees and invitees
               --------
shall have the non-exclusive right to park in the Project's parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Notwithstanding the foregoing, Tenant shall have the right to designate up to twenty (20) of the parking spaces located near the front entrance of the Building as Tenant's "Visitor Parking", provided that these spaces shall count against the total number of parking stalls to be provided by Landlord for Tenant's use as set forth in the Schedule. Tenant agrees not to overburden the parking facilities (i.e., use more than the
                                                        ----
number of parking stalls indicated on the Schedule) and agrees to cooperate with Landlord and other tenants in the Project in the use of the parking facilities. Landlord reserves the right in its reasonable discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants in the Project so long as such assigned spaces are reasonably proximate to the Premises. Landlord shall have the right to charge Tenant the portion that is allocable to Tenant (based on its Proportionate Share of the total parking spaces) of any charges (e.g., fees or
                                                                 ----
taxes) imposed by the Regional Air Quality Control Board or other governmental or quasi-governmental agency in connection with the parking facilities (e.g., in
                                                                        ----
connection with operation or use of the parking facilities). Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

          D.   Prohibition Against Use of Roof and Structure of Building.
               -----------------------------------------------------------
Tenant shall be prohibited from using any all or any portion of the roof of the Building or any portion of the structure of the Building during the Term of this Lease (or any extensions thereof) for any purposes (including without limitation for the installation, maintenance and repair of a satellite dish and/or other telecommunications equipment), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Any use of the roof or the structure of the Building for satellite dish or antennae purposes shall be pursuant to the terms of a separate license agreement and not this Lease. Nothing herein shall limit Landlord's rights under Section 11.N, or require Landlord to obtain Tenant's consent prior to exercising such rights.

     Notwithstanding the foregoing, Tenant may at its sole cost install, maintain, and from time to time replace an antennea or satellite dish (collectively, the "Dish Equipment") on the roof of the Building, provided that
                    --------------
(A) Tenant shall obtain Landlord's prior written approval, which shall not be unreasonably withheld, of the proposed size, weight, location and aesthetic impact of the Dish Equipment and the method for fastening the Dish Equipment to the Building; (B) Tenant will at its sole cost comply with (i) all Governmental Requirements, (ii) Landlord's reasonable requirements from time to time (including the requirement to relocate such Dish Equipment), and (iii) the conditions of any bond or warranty maintained by Landlord on the roof, (C) the Dish Equipment shall not materially interfere, electronically or otherwise, with the equipment, facilities, use or operations of Landlord or of any licensees or tenants of Landlord, and (D) the Dish Equipment shall be for Tenant's own use (i.e., Tenant shall not permit unrelated third parties to install or maintain Dish Equipment on the roof of the Building). Landlord may supervise any roof penetration. Tenant shall repair any damage to the Building caused by Tenant's installation, maintenance, replacement, use or removal of the Dish Equipment. The Dish Equipment shall remain the property of Tenant, shall be solely insured by Tenant, and Tenant may remove the Dish Equipment at its cost at any time during the Term. Tenant shall remove the Dish at its cost upon expiration or termination of the Lease. However, in connection with the Dish Equipment installation or removal, Tenant shall not remove any of the HVAC equipment on the roof without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Dish Equipment. Landlord shall use commercially reasonable efforts to ensure that no new Dish Equipment is installed (whether by Landlord or other third parties) on the roof of the Building or the Other Project Buildings to the extent such Dish Equipment will materially and adversely affect Tenant's use of its pre-existing Dish Equipment.

          E.   Pads for Diesel Holding Tank, Generators and Chillers.  Subject
               -----------------------------------------------------
to all of the provisions of Section 5 above (or, if applicable, the Tenant Improvement Agreement), Landlord agrees that Tenant may use a portion of the Project common area for the installation of generator and chiller pads and the diesel generators and chillers, the number, location and type of which shall be depicted in the plans for the Work (or, if applicable, the Tenant Improvement Plans described in Exhibit C), provided that the number of parking spaces set
                   ---------
forth in the Schedule for Tenant's use shall be reduced by any of the Project's parking spaces which are utilized for such diesel holding tank, generator and chiller pads.

          F.   Data Center. Landlord and Tenant agree that Tenant shall have
               -----------
sole and exclusive rights to access Tenant's Data Center, provided that Landlord
(a) may (but shall have no obligation) to enter the Data Center in the event of an emergency, (b) shall have no repair, maintain, alteration or other obligations whatsoever with respect to the Data Center and that Tenant shall assume full responsibility for the same, and (c) shall have no right to obtain keys or pass cards for access to or entry into the Data Center. Tenant shall maintain the Data Center in good order and repair. Tenant's use of the Data Center shall comply with all applicable Governmental Requirements as well as the requirements under this Lease. Landlord agrees that all of Tenant's furnishings, moveable equipment, other personal property and trade fixtures located in the Data Center shall at all times remain the property of Tenant.

     7.   GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.
          ---------------------------------------------

     Tenant shall comply with all Governmental Requirements applying to its use, maintenance and repair of the Premises. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord and which shall not materially and adversely interfere with Tenant's use and occupancy of the Building. The present rules and regulations are contained in Exhibit B. Failure by another tenant to comply with the rules
                 ---------
or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease.

     8.   REPAIR AND MAINTENANCE.
          -----------------------

          A.   Landlord's Obligations.  Landlord shall keep in good order,
               ----------------------
condition and repair (i) the structural parts of the Building, which structural parts include only the foundation and subflooring of the Building and the structural condition of the roof and the exterior walls of the Building (but excluding the interior surfaces of exterior walls and exterior and interior of all windows, doors, ceiling and plate glass which shall be maintained and repaired by Tenant), (ii) the roof membrane, and (iii) the common areas of the Project. For purposes of this Lease, the common areas of the Project shall mean those areas outside of the Buildings which are for the benefit of all of the tenants in the Project (e.g., the landscape and parking areas, lighting, sidewalks), driveways and the utility pipes, conduits and lines which run from the street to each Building and between each of the Buildings). The costs incurred by Landlord (or, if applicable, by Tenant) to perform the foregoing obligations to the extent they are deemed "Operating Costs" (as defined in
                                           ---------------
Section 2C) shall be passed through to Tenant and any other tenants in the Project, except that any damage to any of the foregoing caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Tenant or Tenant's agents, employees or contractors during the performance of any Work shall be repaired by Tenant, at Tenant's expense, with contractors reasonably approved by Landlord, or at Landlord's option, by Landlord, at Tenant's expense. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance.

Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease. Notwithstanding the foregoing, in the event Tenant notifies Landlord in writing of an item needing immediate repair and there is no dispute concerning the need for such repair, the scope of the repair or that Landlord is the party responsible for such repair, then (A) in the event of an emergency repair (e.g., roof leakage or other repairs which adversely and materially affect Tenant's ability to conduct its normal business operations within the Premises), Landlord shall commence and complete such repair within the five (5) day period following Landlord's receipt of Tenant's repair notice, unless the nature of the repair is such that more than five (5) days is required to complete such repair in which case Landlord shall commence the repair within such five (5) day period and thereafter diligently prosecute the same to completion, or (b) in the event of any other type of repair, Landlord shall commence and complete such repair within the thirty (30) day period following Landlord's receipt of Tenant's repair notice, unless the nature of the repair is such that more than thirty
(30) days is required to complete such repair in which case Landlord shall commence the repair within such thirty (30) day period and thereafter diligently prosecute the same to completion. In the event Landlord fails to dispute or commence the repair within such thirty (30) day period, then Tenant shall have the right, but not the obligation, to cause the repair of such item and to submit an invoice to Landlord for the reasonable out-of-pocket costs incurred by Tenant for the same (including reasonable supporting documentation for the same), and Landlord shall pay such amount to Tenant within thirty (30) days of receipt of Tenant's invoice and related documentation for such work.

          B.   Tenant's Obligations.  Tenant shall at all times and at its own
               --------------------
expense clean, keep and maintain in good order, condition and repair every part of the Premises (including Tenant's fixtures and personal property) which is not within Landlord's obligation pursuant to Section 8A. Tenant's repair and maintenance obligations shall include, all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows (including the repairing, resealing, cleaning and replacing of both interior and exterior windows), doors, entrances, plate glass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant agrees and acknowledges that Landlord's responsibility for the utility pipes and lines which service the Building is limited to bringing such utilities to the Building and that Tenant shall be responsible for all costs associated with the distribution and maintenance of such utility pipes and lines within the Building. Tenant shall also be responsible for all pest control within the Premises, and for all trash removal and disposal for the Premises. Tenant shall obtain HVAC systems preventive maintenance contracts with quarterly service in accordance with manufacturer recommendations, which shall be subject to the reasonable prior written approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking at sheet metal, and recaulking of jacks and vents on an as needed basis. Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in such HVAC systems. In the event Tenant fails to perform such maintenance and repairs within the time periods specified herein, and such failure continues for a period of thirty (30) days following Tenant's receipt of Landlord's written notice regarding the same, then Landlord may elect (but shall have no obligation) to perform all such repairs and maintenance itself, at Tenant's expense, including, without limitation, to the Building's mechanical, electrical or other systems in the Premises (e.g., HVAC, life safety and automatic fire extinguisher/sprinkler systems), except that Landlord shall not make any repairs in the Data Center without Tenant's prior written consent.

     9.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.
          ---------------------------------------------

          A.   Waiver of Claims.  To the extent permitted by law, Tenant waives
               ----------------
any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, its agents or employees. To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant, its agents or employees.

          B.   Indemnification.  Tenant shall indemnify, defend and hold
               ---------------
harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in or around the Project and arising from the use of the Premises or from any other act or omission or negligence of Tenant, its employees, agents or invitees, or Tenant's breach of its obligations hereunder. Tenant's obligations under this section shall survive the termination of this Lease.

     Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury or damage to person or the Premises to the extent caused by the gross negligence or intentional misconduct of Landlord or any of Landlord's employees or agents, or Landlord's breach of its obligations hereunder. Landlord's obligations under this section shall survive the termination of this Lease.

          C.   Tenant's Insurance.  Tenant shall maintain insurance as follows,
               ------------------
with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

               (1) Commercial general liability insurance, with (a) contractual liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

               (2)  Property Insurance against "All Risks" of physical loss
                                                ---------
covering the replacement cost of all improvements, fixtures and personal property and business interruption. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

               (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident                       $500,000

Disease -- Policy Limit             $500,000

Disease -- Each Employee            $500,000

     Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 9C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

               (4) Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (a) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars

               ($1,000,000) with respect to personal injury, death or property damage.

          (b) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident               $500,000

Disease -- Policy Limit     $500,000

Disease -- Each Employee    $500,000

     Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

          D.   Insurance Certificates.  Tenant shall deliver to Landlord
               ----------------------
certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

          E.   Landlord's Insurance.  Landlord shall maintain "All-Risk"
               --------------------
property insurance at replacement cost, including loss of rents, on the Building, and commercial general liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property
                                               --------
insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

     10.  FIRE AND OTHER CASUALTY.
          ------------------------

          A.   Termination.  If a fire or other casualty causes substantial
               -----------
damage to the Building or the Premises, and sufficient insurance proceeds will be available to Landlord (or would have been available to Landlord had Landlord maintained the insurance required to be maintained by Landlord hereunder) to cover the cost of any restoration to the Building and the Premises to its condition as of the Commencement Date, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds six (6) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, either Landlord or Tenant may terminate this Lease by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. If sufficient insurance proceeds will not be available to Landlord (or would have been available to Landlord had Landlord maintained the insurance required to be maintained by Landlord hereunder) to cover the cost of any restoration to the Building or the Premises to its condition as of the Commencement Date, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days of the date of the fire or other casualty. Any termination pursuant to this Section 10A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable (i.e., Tenant cannot use the Premises for the permitted uses hereunder) after the casualty.

          B.   Restoration.  If a casualty causes damage to the Building or the
               -----------
Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises, subject to current Governmental Requirements, provided Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited (i) if only the Building Shell is damaged as a result of such casualty, to the repair and restoration of the Building Shell, or (ii) if both the Building Shell and interior improvements within the Premises are damaged or destroyed, to the repair of the Building Shell and the construction of those improvements which are typical for a generic general office use (the "Base Improvements"). Notwithstanding the foregoing, Tenant shall, at Tenant's sole expense, be responsible for replacing or fully repairing its damaged improvements (including any Tenant Improvements in excess of the Base Improvements (including the Data Center, diesel holding tank, chillers and generators, Dish Equipment), as well as Tenant's personal property and fixtures. All such repairs, restoration and rebuilding shall be performed by Landlord and Tenant as applicable, in a good workmanlike manner and in accordance with all Governmental Requirements, using new materials of equal or greater quality than those used for the initial construction of the Building Shell or the other exterior or interior improvements to the Building made by either party prior to the casualty. Except to the extent that the casualty was caused by the negligence or intentional misconduct of Tenant, its agents or employees, Rent otherwise payably hereunder shall be abated on a per diem basis during the period that Landlord causes its repair and restoration work to be completed, provided that Tenant's obligation to pay Rent hereunder shall resume upon Landlord's completion of its repair and restoration work notwithstanding the fact that Tenant may not have completed its repair and restoration work as of such resumption. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

     11.  EMINENT DOMAIN.  If a part of the Project is taken by eminent domain
          --------------
or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business in Tenant's reasonable judgment, then either party may terminate this Lease effective as of the date of the taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's personal property and trade fixtures, or its relocation costs. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations as set forth herein. Nothing herein shall prevent Tenant from pursuing a separate award for its trade fixtures, over building-standard Tenant Improvements (including the Data Center) and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord.

     12.  RIGHTS RESERVED TO LANDLORD.  Landlord may exercise at any time any of
          ---------------------------
the following rights respecting the operation of the Project without liability to Tenant of any kind:

          A.   Name.  To change the name of all or any of the Buildings or the
               ----
Project, or the street address of the Buildings or the suite number(s) of the Premises, so long as Landlord's exercise of the same is done in a reasonable manner and with reasonable advance notice to Tenant regarding the same, and in the case of any change to the Building address, so long as Landlord reimburses Tenant for the reasonable costs associated with preparing new business cards, letterhead stationery and other directly related out-of-pocket costs associated with such change, unless such address change was mandated by applicable governmental authorities.

          B.   Signs.  To install, modify and/or maintain any signs on the
               -----
exterior of the Buildings or on the Project, and to approve at its sole but reasonable discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

          C.   Window Treatments.  To approve, at its sole but reasonable
               -----------------
discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area. Notwithstanding the foregoing, Landlord agrees and acknowledges that Tenant may block out the windows to the Data Center with interior window coverings, provided that such materials are reasonably acceptable to Landlord.

                    D.   Intentionally deleted.

                    E.   Access. To have access to the Premises (excluding the
                         ------
          Data Center) with twenty four hour prior notice (except in the case of an emergency in which case Landlord shall have the right to immediate access) to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease; provided Landlord shall (i) use commercially reasonable efforts to avoid any interference with Tenant's business operation, and (ii) comply with any reasonable security measures which Tenant may implement from time to time (which may include the right to have any visitors accompanied by Tenant's personnel and restrictions against entering the Data Center).

                    F.   Preparation for Reoccupancy.  To decorate, remodel,
                         ---------------------------
          repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises (as defined in Section 13.E), without relieving Tenant of any obligation to pay Rent.

                    G.   Heavy Articles. To approve the weight, size, placement
                         --------------
          and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

                    H.   Show Premises. Subject to Section 12.E above, to show
                         -------------
          the Premises to prospective purchasers, tenants, brokers, lenders, mortgagees, investors, rating agencies or others at any reasonable time, provided that (i) Landlord gives prior notice to Tenant and does not materially interfere with Tenant?s use of the Premises, and (ii) no prospective tenants may be shown the Premises until the last six
          (6) months of the Term.

                    I.   Intentionally omitted.

                    J.   Use of Lockbox.  To designate a lockbox collection
                         --------------
          agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within a reasonable time period following receipt or collection a check equal to the amount sent by Tenant.

                    K.   Repairs and Alterations. Subject to Section 12.E, to
                         -----------------------
          make repairs or alterations to the common areas of the Project (including any nearby building, land, street, alley or way) and in doing so to transport any required material through the common areas of the Project, to temporarily close or partition off certain portions of the common areas, or to temporarily suspend services or use of common areas of the Project (e.g., as may be necessary in the event the parking areas are resurfaced). Landlord shall use commercially reasonable efforts to minimize any inconvenience to Tenant and the other tenants in the Project, but shall not be obligated to perform such repairs or alterations during non-business hours unless Tenant so requests, in which case Tenant shall pay as Additional Rent hereunder any additional costs incurred by Landlord as a result of performing such work during non-business hours (e.g., Tenant would be responsible for any difference between the normal and overtime or weekend rates).

                    L.   Landlord's Agents. If Tenant is in default under this
                         -----------------
          Lease beyond any applicable grace, notice and cure period, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

                    M.   Intentionally deleted.

                    N.   Use of Roof. Subject to Section 6.D, to permit Landlord
                         -----------
          (or any entity selected by Landlord) to access the roof to perform its maintenance and repair obligations hereunder, as well as to inspect the roof and any Dish Equipment installed thereon by Tenant, provided that such access, maintenance and repair does not unreasonably and adversely interfere with Tenant's use of the Premises.

                    O.   Other Actions. To take any other action which Landlord
                         -------------
          deems reasonably necessary in connection with the operation, maintenance or preservation of the Building and the Project.

               13.  TENANT'S DEFAULT. ANY OF THE FOLLOWING SHALL CONSTITUTE A
                    ----------------
          DEFAULT BY TENANT:

                    A.   Rent Default. Tenant fails to pay any Rent within five
                         ------------
          (5) business days of receipt of Landlord's written notice for the same, provided that such notice shall be in lieu of and not in addition to any notice required to be given Tenant under applicable law prior to Landlord's commencement of an unlawful detainer action or similar eviction proceeding against Tenant;

                    B.   Assignment/Sublease or Hazardous Substances Default.
                         ---------------------------------------------------
          Tenant defaults in its obligations under Section 18 Assignment and Sublease or Section 29 Hazardous Substances;

                    C.   Other Performance Default. Tenant fails to perform any
                         -------------------------
          other obligation to Landlord under this Lease, and this failure continues for twenty (20) days after written notice from Landlord, except that if Tenant begins to cure its failure within the twenty
          (20) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently prosecute such cure, the twenty (20) day period shall be extended for so long as Landlord may, in its sole but reasonable discretion, deem necessary to complete the cure;

                    D.   Credit Default. One of the following credit defaults
                         --------------
          occurs:

                         (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

                         (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                         (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

                    E.   Vacation or Abandonment Default. Tenant vacates or
                         -------------------------------
          abandons the Premises and is not paying all Rent when due and performing all of Tenant's other material obligations under this Lease, which material obligations include, without limitation, Tenant's maintenance of the HVAC system in strict accordance with the terms and conditions set forth herein.

               14.  LANDLORD REMEDIES. UPON A DEFAULT (BEYOND ANY EXPIRATION OF
                    -----------------
          APPLICABLE NOTICE, GRACE AND CURE PERIODS GRANTED HEREUNDER), LANDLORD SHALL HAVE THE FOLLOWING REMEDIES, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES PROVIDED BY LAW OR OTHERWISE PROVIDED IN THIS LEASE, TO WHICH LANDLORD MAY RESORT CUMULATIVELY OR IN THE ALTERNATIVE:

                    A.   Termination of Lease or Possession. If Tenant defaults
                         ----------------------------------
          (after expiration of any applicable notice and cure periods expressly granted hereunder), Landlord may elect by written notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. In the latter case, this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

                    B.   Possession Termination Damages. If Landlord elects to
                         ------------------------------
          terminate Tenant's possession without terminating this Lease and Landlord takes possession of the Premises itself, then Landlord may relet for Tenant's account all or any portion of the Premises for such rent, length of time and other terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the date the Rent is due, less the rent and other sums received by Landlord from any releasing of the Premises. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

                    C.   Lease Termination Damages.  If Landlord elects to
                         -------------------------
          terminate this Lease, then this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property in a reasonable manner, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

                         (1) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                         (2) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                         (3) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                         (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by
          Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                         (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

               The "worth at the time of award" of the amounts referred to in Sections 14C(1) and 14C(2) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 14C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

                    D.   Landlord's Remedies Cumulative. All of Landlord's
                         ------------------------------
          remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity including without limitation, the remedy described in California Civil Code Section 1951.4 (i.e., Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover as rent as it becomes due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations). Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

                    E.   WAIVER OF TRIAL BY JURY.  EACH PARTY WAIVES TRIAL BY
                         -----------------------
          JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM

          SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

               15.  SURRENDER. Upon the expiration or earlier termination of
                    ---------
          this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and damage by fire or other casualty or condemnation excepted, with all interior walls cleaned and repaired, if marked or damaged, all carpets vacuumed (but not shampooed), all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm acceptable to Landlord, and all tiled (but not concrete) floors cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all Tenant?s trade fixtures and personal property as required herein, and those alterations required to be removed pursuant to Section 5.E., and restore the Premises to its condition prior to their installation. If Tenant fails to remove any alterations and/or Tenant's trade fixtures, personal property, and such failure continues after the termination of this Lease, Landlord may retain or dispose of such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for the reasonable costs of removal of any such alterations and Tenant's personal property and the reasonable storage and transportation costs of the same, and the reasonable cost of repairing and restoring the Premises, together with interest at the interest rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises, unless such delay is solely caused by Landlord's actions.

               16.  HOLDOVER. Tenant shall have no right to holdover possession
                    --------
          of the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the term, Tenant shall become a Tenant at sufferance only, for the entire Premises upon all of the terms of this Lease as might be applicable to such tenancy, except that Tenant shall pay all of the base rent, operating cost share rent and tax share rent at one hundred fifty percent (150%) the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. In addition, if Tenant remains in possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent (or remains in possession beyond the period to which Landlord consented), Tenant shall also pay Landlord for all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

               17.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.
                    ---------------------------------------------

                    A.   Subordination. This Lease shall be subordinate to any
                         -------------
          present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease, provided that any such subordination shall be documented in a subordination and non-disturbance agreement providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease, even if the ground lessor should terminate the ground lease or if the mortgagee or its successor should acquire Landlord's title to the Project. Within ten (10) days of receipt of such a subordination and non-disturbance agreement from Landlord or ground lessor or mortgagee, Tenant shall execute and deliver at least three (3) executed originals of the same to the requesting party. Tenant shall be solely responsible for all costs (including reasonable attorneys' fees) incurred by Tenant and Landlord to obtain, negotiate and execute such subordination and non-disturbance agreement. Any mortgagee has the right, at its sole option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

                    B.   Termination of Ground Lease or Foreclosure of Mortgage.
                         ------------------------------------------------------
          If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser upon Tenant's receipt of written request therefrom without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

                    C.   Security Deposit. Any ground lessor or mortgagee shall
                         ----------------
          be responsible for the return of any security deposit by Tenant only to the extent any security deposit is received by such ground lessor or mortgagee. Landlord agrees to transfer the Security Deposit to such ground lessor or mortgagee upon the termination of any ground lease or mortgage foreclosure (or deed in lieu of foreclosure).

                    D.   Notice and Right to Cure.  The Project is subject to
                         ------------------------
          any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Exhibit D to this Lease (as the same may
                                        ---------
          be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Exhibit or in any later written notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued, provided in no event shall the cure exceed a period of sixty (60) days.

                    E.   Definitions.  As used in this Section 17, "mortgage"
                         -----------
          shall include "trust deed" and "deed of trust", and "mortgagee" shall include "trustee", "beneficiary" and the mortgagee of any ground lessee, and "ground lessor," "mortgagee," and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

               18.  ASSIGNMENT AND SUBLEASE.
                    -----------------------

                    A.   In General. Tenant shall not, without the prior consent
                         ----------
          of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. Except in the case of a Permitted Transfer (as defined below), if Tenant shall assign this Lease or sublet the Premises in its entirety, any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein, except in the case of a sublet Landlord agrees that Tenant may exercise any extension rights as to the portion of the Premises then occupied by Tenant subject to the terms and conditions in Section 31. Notwithstanding the foregoing, if no default on the part of Tenant has occurred and is continuing (after notice and expiration of applicable cure periods), Tenant may, without Landlord's prior written consent, assign this Lease or sublet any portion of the Premises (hereinafter collectively referred to as a "Permitted Transfer") to one of the following (hereinafter a "Permitted Transferee"): (i) a parent or subsidiary of Tenant, or an entity under common control with Tenant,
          (ii) an entity into which Tenant is merged or consolidated, (iii) an entity which acquires substantially all of Tenant's stock or assets (collectively, any entity described in (i), (ii) and (iii) is deemed a "Tenant Affiliate"), if Tenant (a) notifies Landlord at least ten (10) business days prior to the Permitted Transfer, (b) in the case of an assignment of this Lease, provides Landlord with information satisfactory to Landlord to determine that the net worth of the proposed assignee (or successor entity) is equal to or greater than the net worth of Tenant immediately prior to such assignment, and (c) furnishes Landlord with a written document executed by such proposed assignee or sublessee in which such entity agrees to unconditionally assume all of Tenant's obligations under this Lease. In the event all of the foregoing requirements for a Permitted Transfer are satisfied, except that the Permitted Transferee's net worth is not equal to or greater than the net worth of Tenant immediately prior to such transfer, Landlord agrees that such transfer will nonetheless be deemed a Permitted Transfer for purposes hereof if Tenant (or the Permitted Transferee) supplies Landlord with new Letter of Credit meeting the requirements set forth in Section 21 (the "New Letter of Credit"), which will replace the then existing Letter of Credit under
          Section 21, except that the amount drawable by Landlord under the New Letter of Credit shall at all times for the remainder of the Term be equal to $2,388,660.00, and shall not be reduced in the manner contemplated in Section 21. No Permitted Transfer shall release Tenant from any of its obligations hereunder, nor result in any change in the permitted "uses" of the Premises.

                    B.   Landlord's Consent.  Landlord will not unreasonably
                         ------------------
          withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease (beyond any applicable notice, grace and cure periods expressly provided hereunder), (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or an entity with which Landlord is engaged in active negotiations, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, or (v) the proposed assignee or subtenant is a government entity. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

                    C.   Procedure. Tenant shall notify Landlord of any proposed
                         ---------
          assignment or sublease at least thirty (30) days prior to its proposed effective date, except in the case of a Permitted Transfer in which case Tenant shall provide such notice to Landlord at least ten (10) business days prior to the effective date of such Permitted Transfer. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease agreement, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the proposed assignee shall execute and deliver in a form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, the proposed subtenant shall execute and deliver in a form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

                    D.   Change of Management or Ownership. Any transfer of the
                         ---------------------------------
          direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant shall constitute an assignment of this Lease, provided that in no event shall any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in any ownership interest in Tenant constitute an assignment of this Lease, so long as Tenant is a public corporation whose stock is transferred on a nationally recognized stock exchange.

                    E.   Excess Payments. If Tenant shall assign this Lease or
                         ---------------
          sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord, as Additional Rent, 50% of any such excess immediately upon receipt; provided that prior to sharing such excess rent with Landlord, Tenant may first reimburse itself for the reasonable attorneys' fees, tenant improvements costs and broker's commissions incurred by Tenant in connection with such assignment or sublet.

                    F.   Recapture. Intentionally omitted.
                         ---------

               19.  CONVEYANCE BY LANDLORD. If Landlord shall at any time
                    ----------------------
          transfer its interest in the Project or this Lease, Landlord shall promptly deliver to its transferee any then remaining amount of the Security Deposit (including the Letter of Credit), provided that Landlord shall not be responsible for causing the Letter of Credit to be reissued naming such transferee as the new beneficiary thereunder). Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any remaining amount of the Security Deposit (including the Letter of Credit) which is not delivered to and received by its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

               20.  ESTOPPEL CERTIFICATE. Each party shall, within twenty (20)
                    --------------------
          days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

               21.  LEASE DEPOSIT. Tenant shall deposit with Landlord on the
                    -------------
          date Tenant executes and delivers this Lease to Landlord the cash sums set forth in the Schedule for both Prepaid Rent and Security Deposit (collectively, the "Lease Deposit"). In addition to the Lease Deposit,
                              -------------
          Tenant shall provide Landlord with a Guaranty of Lease in the form attached hereto as Exhibit G, executed by Tenant's parent company,
                             ---------
          CMGI (the "CMGI Guaranty"), at the time Tenant delivers this Lease (and the Lease Deposit) to Landlord. After Tenant becomes a public company (i.e., its stock is traded on a nationally recognized stock market, such as the NYSE or NASDAQ), Landlord agrees to return the Security Deposit to Tenant and release CMGI from its obligations under the CMGI Guaranty (and to return the same to Tenant), within fifteen
          (15) days of Landlord's receipt of a Letter of Credit in the amount of $2,388,660.00, provided that the Letter of Credit shall (i) be in the form of an unconditional and irrevocable letter of credit which is reasonably acceptable to Landlord, (ii) name Landlord as a beneficiary, (iii) expressly allow Landlord to draw upon it (including partial withdrawals) at any time from time to time by delivering to the issuer and Tenant written certification that Landlord is entitled to draw thereunder as a result of Tenant's default hereunder (after expiration of any applicable notice, grace and cure periods), (iv) be drawable on an FDIC-insured financial institution satisfactory to Landlord, (v) be redeemable in the state of California in one of the nine counties comprises the San Francisco-Oakland-San Jose area (the "Bay Area"), (vi) allow partial draws, and (vii) be transferable to any successor to Landlord's interest in this Lease at no cost to Landlord, provided that only the first transfer of the Letter of Credit by Landlord during the Term shall be at no cost to Landlord. Landlord further agrees that if Tenant becomes a public company and provides a Letter of Credit to Landlord which meets the foregoing criteria, that the amount of the Letter of Credit shall be reduced on the 12 month anniversary of the date of the issuance of such Letter of Credit, and on each 12 month anniversary thereafter, by the "Annual Reduction Amount" (as defined below), provided that Tenant is not then in default in the performance of any of its obligations (beyond any applicable notice, grace or cure period expressly provided for herein). The "Annual Reduction Amount" shall be calculated as of the date the Letter of Credit is issued and it shall be equal to the initial amount of the Letter of Credit (i.e., $2,388,660) divided by the number of 12 month periods remaining in the Lease Term (ignoring any partial 12 month periods). For example, if the Letter of Credit is issued when there are between 72 and 83 months remaining in the Lease Term, then there would be 6 of the 12 month periods remaining in the Lease Term and the Annual Reduction Amount would be $2,388,660/6 or $398,110. Thus, in this example, assuming all of the other conditions are satisfied, the amount of the Letter of Credit would be reduced by $398,110 on each 12 month anniversary of the date on which the Letter of Credit was issued. Notwithstanding the foregoing, if Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least thirty (30) days before the stated expiration date of the current Letter of Credit, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as part of the Security Deposit. In the event Landlord notifies Tenant in writing that the bank which issued the Letter of Credit has become financially unacceptable (e.g., the bank is under investigation by governmental authorities, has filed bankruptcy or reorganization proceedings, or has closed two or more of its branches in the Bay Area), then Tenant shall have forty five (45) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof. During any period in which the foregoing Letter of Credit is furnished, the cash portion of the Security Deposit and the Letter of Credit shall be collectively referred to herein as the "Security Deposit".

                    The Prepaid Rent shall be applied by Landlord against the first full month's Base Rent payment obligation hereunder. The Security Deposit shall be held by Landlord during the Term as security for the performance of all of Tenant's obligations hereunder and any remaining portion thereof shall be returned to Tenant at the end of the Term in accordance with the terms of this Lease. If Tenant defaults under this Lease (beyond the expiration of any applicable notice and cure periods), Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Landlord agrees to provide Tenant with written notice following Landlord's application of any portion of the Security Deposit. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code
          Section 1950.7. To the extent any portion of the Security Deposit is used, Tenant shall within thirty (30) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term in accordance with the terms of this Lease, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

               If Landlord transfers its interest in the Project or this Lease, Landlord shall transfer any remaining portion of the Security Deposit (and, if applicable, the Letter of Credit) to its transferee and provide Tenant with reasonable evidence of such transfer. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit and the Letter of Credit to Tenant, and Tenant's right to the return of the Security Deposit and Letter of Credit shall apply solely against Landlord's transferee.

               22.  FORCE MAJEURE.  Neither party shall not be in default under
                    -------------
          this Lease to the extent they are unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, or any other cause of any kind beyond the reasonable control of such party (except financial inability) (collectively "Force Majeure").
           -------------

               23.  TENANT'S PERSONAL PROPERTY AND TRADE FIXTURES.
                    ---------------------------------------------
          Intentionally omitted.

               24.  NOTICES.  All notices, consents, approvals and similar
                    -------
          communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

                    A.      Landlord.  To Landlord as follows:
                            --------

          CarrAmerica Realty Corporation
          1810 Gateway Drive, Suite 150
          San Mateo, California 94404
          Attn: Market Officer

          with a copy to:

          CarrAmerica Realty Corporation
          1850 K Street, N.W., Suite 500
          Washington, D.C. 20006
          Attn: Lease Administration

     or to such other person at such other address as Landlord may designate by notice to Tenant.
                    B.      Tenant.  To Tenant as follows:
                            ------

          NaviSite, Inc.
          c/o:  CMGI
          100 Brickstone Square
          Andover, MA 01810
          Attn: William Williams, Esq.

          For default notices only, also to:

          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA 02108
          Attn: Thomas G. Schnorr, Esq.

     or to such other person at such other address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

     25.  QUIET POSSESSION.  So long as Tenant shall perform all of its
          ----------------
obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to all of the terms of this Lease.

     26.  REAL ESTATE BROKER.  Tenant represents to Landlord that Tenant has not
          ------------------
dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Landlord represents to Tenant that Landlord has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Each party shall indemnify and defend the other party against any claims by any other broker or third party for any payment of any kind in connection with this Lease to the extent that such claims arise out of the idemnifying party's relationship with such other broker or third party.

     27.  MISCELLANEOUS.
          --------------

          A.   Successors and Assigns.  Subject to the limits on Tenant's
               ----------------------
assignment contained in Section 18, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

          B.   Date Payments Are Due.  Except for payments to be made by Tenant
               ---------------------
under this Lease which are due upon demand or which are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten (10) days of Tenant's receipt of Landlord's statement.

          C.   Meaning of "Landlord," "Re-Entry," "including" and "Affiliate".
               -------------------------------------------------------------
The term "Landlord" means only the owner of the Project and the lessor's
          --------
interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by
                    -------
contract or otherwise, to direct the management and policies of the applicable entity.

          D.   Time of the Essence.  Time is of the essence of each provision of
               -------------------
this Lease.

          E.   No Option.  This document shall not be effective for any purpose
               ---------
until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

          F.   Severability.  The unenforceability of any provision of this
               ------------
Lease shall not affect any other provision.

          G.   Governing Law.  This Lease shall be governed in all respects by
               -------------
the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

          H.   Lease Modification.  Tenant agrees to modify this Lease in any
               ------------------
way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

          I.   No Oral Modification.  No modification of this Lease shall be
               --------------------
effective unless it is a written modification signed by both parties.

          J.   Landlord's Right to Cure.  If Landlord breaches any of its
               ------------------------
obligations under this Lease, Tenant shall notify Landlord in writing in the manner described in Section 8.A, and shall take no action respecting such breach so long as Landlord promptly (and in no event later than 30 days following receipt of Tenant's notice) begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant beyond the expiration of any applicable notice, grace and cure periods; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

          K.   Captions.  The captions used in this Lease shall have no effect
               --------
on the construction of this Lease.

          L.   Authority.  Landlord and Tenant each represents to the other that
               ---------
it has full power and authority to execute and perform this Lease.

          M.   Landlord's Enforcement of Remedies.  Landlord may enforce any of
               ----------------------------------
its remedies under this Lease either in its own name or through an agent.

          N.   Entire Agreement.  This Lease, together with all Appendices,
               ----------------
constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

          O.   Landlord's Title.  Landlord's title shall always be paramount to
               ----------------
the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

          P.   Light and Air Rights.  Landlord does not grant in this Lease any
               --------------------
rights to light and air in connection with Project.

          Q.   Singular and Plural.  Wherever appropriate in this Lease, a
               -------------------
singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

          R.   No Recording by Tenant.  Tenant shall not record in any public
               ----------------------
records any memorandum or any portion of this Lease.

          S.   Exclusivity.  Landlord does not grant to Tenant in this Lease any
               -----------
exclusive right except the right to occupy its Premises.

          T.   No Construction Against Drafting Party.  The rule of construction
               --------------------------------------
that ambiguities are resolved against the drafting party shall not apply to this Lease.

          U.   Survival.  All obligations of Landlord and Tenant under this
               --------
Lease shall survive the termination of this Lease.

          V.   Rent Not Based on Income.  No Rent or other payment in respect of
               ------------------------
the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

          W.   Building Manager and Service Providers.  Landlord may perform any
               --------------------------------------
of its obligations under this Lease through its employees or third parties hired by the Landlord.

          X.   Late Charge and Interest on Late Payments.  Without limiting the
               -----------------------------------------
provisions of Section 13A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within ten (10) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

          Y.   Tenant's Financial Statements.  Within ten (10) days after
               -----------------------------
Landlord's written request therefor, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

          Z.   Attorneys' Fees.  In any arbitration, quasi-judicial or
               ---------------
administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any covenant or any of such party's rights or remedies under this covenant or any of such party's rights or remedies under this Lease, including any action for declaratory relief, or any action to collect any payments required under this Lease or to quiet title against the other party, the prevailing party shall be entitled to the reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation and professional or expert consultation, incurred by the prevailing party which sums may be included in any judgment or decree entered in such action in favor of the prevailing party. Whenever a party hereto is obligated to pay the attorneys' fees incurred by another party, such obligation shall be limited to reasonable attorneys' fees.

     28.  UNRELATED BUSINESS INCOME.  If Landlord is advised by its counsel at
          -------------------------
any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any reasonable amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make higher payments or accept fewer services from Landlord, than this Lease provides, or materially and adversely affect Tenant's interest under this Lease.

     29.  HAZARDOUS SUBSTANCES.
          ---------------------

          A.   Prohibition Against Hazardous Substances.  Tenant shall not cause
               ----------------------------------------
or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. Landlord hereby consents to the use and storage of (i) those Hazardous Substances which may be contained in the fire suppression system utilized in connection with the Data Center, and (ii) the diesel which shall be stored only in the diesel holding tanks and used solely in connection with the operation of the backup generator for the Data Center to be located outside the Building, (collectively, the "Approved Hazardous Substances"), subject to the terms and conditions set forth herein. Any handling, transportation, storage, treatment, disposal or use of any Approved Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall obtain Landlord's prior written consent before making any changes to the Approved Hazardous Substances. Tenant shall indemnify, defend and hold Landlord harmless from and against any liabilities, losses, claims, damages, penalties, fines, reasonable attorneys' fees and court costs, reasonable remediation costs, reasonable investigation costs and any other reasonable expenses which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant, its agents, employees, contractors or invitees. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing, provided that such testing is required as a result of Tenant's (or its agent's, employee's, contractor's or invitees') activities in or about the Premises.

          B.   "Hazardous Substances".  means any hazardous or toxic
                --------------------
substances, materials or waste which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.

          C.   Prior Contamination.  If Tenant can demonstrate to the reasonable
               -------------------
satisfaction of Landlord that a release of Hazardous Substances occurred on the Premises prior to the date on which Tenant took possession of the Premises and that such release was not the result of the activities of Tenant or its employees, agents, subtenants, licensees, contractors, subcontractors or invitees ("Prior Contamination"), then Landlord agrees that it shall not seek to recover from Tenant (either directly or as part of the Included Operating Costs) any costs incurred by Landlord in connection with such Prior Contamination (including any investigation, remediation and disposal costs associated therewith).

     30.  EXCULPATION.  Landlord shall have no personal liability under this
          -----------
Lease; its liability shall be limited to its interest in the Building and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

     31.  OPTION TO EXTEND.  Subject to the terms and conditions set forth
          ----------------
below, Tenant may at its option extend the Term of this Lease for two (2) successive periods of five (5) years each. Each such period is called a "Renewal
                                                                         -------
Term". Each Renewal Term shall be upon the same terms contained in this Lease,
----
except that (i) Landlord shall have no obligation to provide Tenant with any Tenant Improvement Allowance in connection with such Renewal Terms, (ii) the Base Rent during the Renewal Term shall be calculated as set forth below, and
(iii) any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

          A. The Base Rent during a Renewal Term shall be the greater of (i) the Base Rent applicable to the last month prior to the applicable Renewal Term, or (ii) the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the
                                                  -----------
then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for comparable space in the Building and other first class office buildings of comparable age with similar projects in the vicinity of the Building.

          B. To exercise any option, Tenant must deliver a binding notice to Landlord not sooner than twelve (12) months nor later than six (6) months prior to the expiration of the initial Term of this Lease, or the then applicable Renewal Term, as the case may be. Thereafter, the Market Rate for the particular Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of such Renewal Term. Tenant agrees and acknowledges that Landlord, in its sole and absolute discretion and as a condition precedent to Tenant's exercising of either of its options to extend the Term, may require that Tenant deposit with Landlord a letter of credit (in addition to the Letter of Credit provided under Section 21) in an amount which is reasonably satisfactory to Landlord in its sole discretion. However, Landlord shall not require an additional letter of credit (and instead shall only require that Tenant deposit with Landlord cash in an amount equal to the difference between the cash portion of the Security Deposit then held by Landlord and the amount of Base Rent payable during the last month of such Renewal Term) if both of the following are satisfied: (i) Tenant has not been in material default in the performance of any of its obligations (beyond any applicable notice, grace and cure period expressly provided hereunder) on more than three (3) occassions during the original Term, and (ii) Landlord is not required to provide any tenant improvements or allowances in connection with Tenant's exercising of such extension option. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

          C.   Market Rate shall be determined as follows:

               (1) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then prior to the commencement date of such Renewal Term Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days of Landlord's receipt of Tenant's notice of exercise, then the Market Rate shall be determined in accordance with Section C(2) below.

               (2) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within the next seven
(7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with Section C(3) below.

               (3) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot
                                    -------------------
agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

          D. Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

          E. Tenant's option to extend is personal to Tenant, is limited to that portion of the Premises which Tenant occupies at the time such option is exercised, and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or a Permitted Transferee, without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice, grace and cure periods which may be provided herein, and (ii) Tenant shall not have assigned the Lease.

     32.  Tenant's First Right to Negotiate Re Potential Expansion Space.
          --------------------------------------------------------------
Landlord hereby informs Tenant that Landlord may have the right to expand the size of the Building (or one or more of the other Project Buildings) by approximately 20,000 rentable square feet (the "Potential Expansion Space"). Landlord hereby grants Tenant the first right to negotiate with Landlord as to the Potential Expansion Space on the terms and conditions set forth in this
Section 32. Landlord shall not expand the size of any Project Buildings without first notifying Tenant of its intent to do so ("Landlord's Expansion Notice"). At any time prior to Tenant's receipt of Landlord's Expansion Notice, Tenant may notify Landlord of Tenant's interest in the Potential Expansion Space ("Tenant's Expansion Notice") Upon Landlord's receipt of Tenant's Expansion Notice, Landlord shall promptly prepare and deliver Landlord's Expansion Notice to Tenant. Landlord's Expansion Notice shall be prepared in good faith and include the material business terms and conditions upon which Landlord would process such application, construct such Potential Expansion Space and lease such space to Tenant. Tenant shall have five (5) days following its receipt of Landlord's Expansion Notice to respond in writing to Landlord as to whether or not Tenant is interested in seeking the necessary approvals from the City of San Jose for the Potential Expansion Space on the terms set forth in Landlord's Expansion Notice. Tenant's failure to respond within such five (5) day period shall be deemed to be Tenant's election to pass on the Potential Expansion Space. If Tenant notifies Landlord within such five (5) day period that it is interested in such Potential Expansion Space, Landlord and Tenant shall process an application for such Potential Expansion Space with the City of San Jose on the terms and conditions which are contained in Landlord's Expansion Notice (or on those terms and conditions that mutually acceptable to both parties at such time). If the parties are unable to agree on such terms and conditions within the thirty (30) day period immediately following Landlord's receipt of Tenant's notice stating that Tenant is interested in the Potential Expansion Space, then Tenant shall be deemed to have passed on the Potential Expansion Space and Landlord shall be free to process an application to expand another Project Building to utilize the Potential Expansion Space, unless Tenant elects, at its sole cost and expense, to process such application (provided that Landlord's approval of the applicable plans is obtained prior to the submission of any such application), and assuming the necessary approvals are obtained and that such approvals are reasonably acceptable to both Landlord and Tenant, construct such Potential Expansion Space as an addition to the Building (subject to the provisions of Section 5 hereof) and pay for all permits, licenses and fees associated therewith. In the event Tenant elects to perform the construction of the Potential Expansion Space as described in the preceding sentence, Landlord agrees that (i) it shall cooperate (at no cost to Landlord), as may be necessary as the owner of the Project, with the processing of such application, and (ii) that during the initial Term of this Lease (but not during any extension period) that Landlord would not charge any Base Rent for such Expansion Space; provided that Tenant would be responsible for all utility costs and other Operating Costs and Taxes relating to the Expansion Space. Upon completion of the construction of such Expansion Space, Landlord and Tenant shall enter into an amendment of this Lease to modify the description of the Premises and Tenant's Proportionate Share hereunder to include the Expansion Space. Tenant agrees and acknowledges that such Expansion Space improvements shall become Landlord's property upon completion thereof and that all warranties obtained in connection with such construction shall be assigned to Landlord upon receipt thereof by Tenant. Tenant understands that any application submitted to the City of San Jose for permission to construct the Potentail Expansion Space as an addition to the Building, is subject to discretionary approval by the City of San Jose, and Tenant agrees and acknowledges that Landlord shall have no liability to Tenant whatsoever if the City of San Jose, and Tenant agrees and acknowledges that Landlord shall have no liability to Tenant whatsoever if the City of San Jose:
(i) denies the application for such Potential Expansion Space, (ii) approves the application but allows an expansion of less than 20,000 rentable square feet, or
(iii) approves the application but imposes conditions in connection therewith which are unacceptable to Landlord or Tenant (e.g., allows the expansion but requires Landlord to dedicate land or construct certain offsite improvements, such as a new traffic signal, as a condition of such approval). Tenant's first right of negotiation for the Potential Expansion Space is personal to Tenant and may not be exercised or assigned (except pursuant to a Permitted Transfer), voluntarily or involuntarily, by or to any person or entity other than Tenant or a Permitted Transferee, without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Tenant may only exercise the right granted in this Section 32 if: (i) on the date that Tenant delivers Tenant's Expansion Notice to Landlord regarding its interest in the Potential Expansion Space, Tenant is not in default under this Lease after the expiration of any applicable notice, grace and cure periods which may be provided herein, and (ii) Tenant shall not have assigned the Lease (except pursuant to a Permitted Transfer).

     33.  Tenant's First Right to Negotiate Re Building 7 in Phase II.  Landlord
          -----------------------------------------------------------
hereby grants Tenant the first right to negotiate with Landlord on the 55,295 rentable square feet of space located in Building 7 in Phase II of the Project (the "First Negotiation Space") on the following terms and conditions. When the First Negotiation Space becomes available, Landlord shall deliver written notice to Tenant informing Tenant of the availability of such space ("Landlord's First Negotiation Space Notice"). Landlord's First Negotiation Space Notice shall contain the material business terms (e.g. rent, term and lease deposit requirements) on which Landlord would agree to Lease the First Negotiation Space to Tenant. Tenant shall have five (5) days following its receipt of Landlord's First Negotiation Space Notice to respond in writing to Landlord as to whether or not Tenant is interested in leasing the First Negotiation Space on the terms set forth in Landlord's First Negotiation Space Notice. Tenant's failure to respond within such five (5) day period shall be deemed to be Tenant's election to pass on the First Negotiation Space. If Tenant timely notifies Landlord in writing of its desire to lease the First Negotiation Space on the terms set forth in Landlord's First Negotiation Space Notice, then Landlord and Tenant agree to execute an amendment to this Lease to incorporate the First Negotiation Space and those terms set forth in Landlord's First Negotiation Space Notice (or such other terms which may be agreed to by Landlord and Tenant at that time). In the event Landlord and Tenant are unable to agree in writing on the terms for the lease of the First Negotiation Space within the five (5) day period following Tenant's receipt of Landlord's First Negotiation Space Notice (or in the event Tenant passes on such space, or is deemed to have passed on such space), then Landlord shall be free to market the First Negotiation Space to any third parties without any liability to Tenant. Landlord and Tenant agree to negotiate in good faith taking into consideration the rental rates of similar projects in the geographic area of the Project (including the rent, operating costs, and all other monetary payments that Landlord could obtain for the Expansion Space from a third party desiring to lease such space). For purposes of the foregoing, it should be assumed that the First Negotiation Space will be used for the highest and best use allowed under the Lease. Tenant's first right of negotiation for the First Negotiation Space is personal to Tenant and may not be exercised or assigned (except pursuant to a Permitted Transfer), voluntarily or involuntarily, by or to any person or entity other than Tenant or a Permitted Transferee, without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Tenant may only exercise the right of first negotiation granted in this Section 33 if: (i) on the date that Tenant delivers its notice regarding its interest in the First Negotiation Space, Tenant is not in default under this Lease after the expiration of any applicable notice, grace and cure periods which may be provided herein, and (ii) Tenant shall not have assigned the Lease (except pursuant to a Permitted Transfer).


     IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD                                  TENANT

CARRAMERICA REALTY
CORPORATION, a Maryland corporation       NAVISITE, INC.,
                                          a Delaware corporation

By:          /s/ Philip L. Hawkins        By:          /s/ Kenneth W. Hale
             --------------------------                ------------------------
Print Name:  Philip L. Hawkins            Print Name:  Kenneth W. Hale
             --------------------------                ------------------------
Print Title: Chief Operating Officer      Print Title: CFO
             --------------------------                ------------------------
Date:        5/25/99

                                   EXHIBIT A

                         PLAN OF THE PREMISES/PROJECT


                             Phase I           Phase II          Total
                             -------           --------          -----
Site Area:                 21.3 Acres         7.25 Acres      28.55 Acres

Parking:                   1,155 Spaces       450 Spaces      1,605 Spaces
                           35 HC Spaces       9 HC Spaces     44 HC Spaces
                           ------------       -----------     ------------
                           1,190 Total        459 Total       1,649 Spaces

Total Building Area:       350,000 sq ft      110,590 sq ft   460,590 sq ft

Area Coverage:

          Building         37.7%              26.5%

          Parking          34.3%              49.4%

          Landscaping      28.0%              24.1%

          FAR              35.0%              35.0%

                                   EXHIBIT B

                             RULES AND REGULATIONS

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's reasonable judgment, appear unsightly from outside of the Project.

     2. The Project directory, if any, shall be used by Landlord to display names and locations of tenants in the Project. No tenant shall use or make any changes to such directories without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises, unless Tenant is the sole occupant of the Building. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as possible following receipt directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. Tenant shall not permit its employees or invitees to access the roof of the Building, except for those employees or contractors who must access the roof to install, maintain or remove the Dish Equipment or to perform other obligations under this Lease.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

     7. Except for the Approved Hazardous Substances List, Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

     8. Landlord shall, in its reasonable discretion, direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord, which consent shall not be unreasonably withheld or delayed. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord, which consent shall not be unreasonably withheld or delayed.

     9. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord which consent shall not be unreasonably withheld or delayed.

     11. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     12. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence or willful misconduct, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     13. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise reasonably requests.

     14. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     15. No bicycle (except in those areas which may be designated for bicycles by Landlord) or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any unreasonable noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building or disturb the other tenants in the Project.

     16. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     17. Tenant shall not unreasonably disturb the quiet enjoyment of any other tenant.

     18. Following the lapsing of Tenant's extension rights under the Lease, Landlord may place and keep on the exterior of the Building signs advertising the Premises for Rent during the last six (6) months of the Term.

     19. Except as may be contained in plans approved by Landlord, no equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

     20. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

     21. Except as provided in Section 6.D of the Lease, Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building or Project Common Areas, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be unreasonably disturbed.

     22. Tenant shall promptly remove all rubbish and waste from the Premises.

     23. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed.

     24. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

     25. Tenant shall not do any painting on the exterior of the Building, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the exterior of the Building or which is a structural component of the Building, outside or inside, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

     26. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     27. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                                   EXHIBIT C

                          TENANT IMPROVEMENT AGREEMENT

This Tenant Improvement Agreement ("Agreement") is an integral part of the Lease ("Lease") relating to certain Premises described in the Lease. Capitalized terms used in this Agreement not otherwise defined herein shall have the meaning given such terms in the Lease. Landlord and Tenant agree as follows with respect to the Tenant Improvements, if any, to be installed in the Premises:

     1.      INITIAL TENANT IMPROVEMENTS.

             (a)     Plans. Tenant shall cause to be performed the improvements
                     -----
(the "Tenant Improvements") in and about the Premises in accordance with plans
      -------------------
and specifications prepared by Tenant and approved by Landlord (the "Plans"),
                                                                     -----
which approvals shall not be unreasonably withheld. Tenant shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect and mechanical and electrical engineer(s). Such engineer(s) shall be approved, in advance, by the Landlord. The Plans (including any changes thereto) shall be prepared in accordance with Landlord's Tenant Improvements Guidelines attached hereto as Exhibit C-1. Tenant shall furnish the initial draft of the Plans to
          -----------
Landlord for Landlord's review and approval. After receipt of the initial Plans, Landlord shall promptly either provide comments to such Plans or approve the same. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Promptly following Landlord's receipt of such revised Plans, Landlord shall either provide comments to such revised Plans or approve such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord. Tenant hereby agrees that the Plans for the Tenant Improvements shall comply with all applicable Governmental Requirements. Landlord's approval of the Plans shall be solely for the purposes of authorizing construction of the Tenant Improvements, and shall not be deemed to be an approval of the technical merits of the Plans nor a verification that such Tenant Improvements and/or the Plans comply with applicable Governmental Requirements. Tenant shall be solely responsible for ensuring that the Tenant Improvements are designed and constructed in accordance with all applicable Governmental Requirements.

             (b)     Construction by Tenant. Tenant shall be solely responsible
                     ----------------------
for the construction of the Tenant Improvements in and about the Premises. Tenant shall construct the Tenant Improvements in accordance with the approved Plans and in accordance with all rules, regulations, codes, statutes, ordinances and laws of all government and quasi-governmental authorities and in a good and workman-like manner. Landlord's sole obligation with respect to the Tenant Improvements shall be to provide the Tenant Improvement Allowance (as described below), and Landlord shall have no responsibility whatsoever for the construction of the Tenant Improvements. The Tenant Improvements also shall be constructed with new materials of good quality and with adequately trained and supervised labor using currently approved methods of their particular trade.

             (c)     Contractor. Prior to commencement of construction, Tenant
                     ----------
shall select a general contractor which is reasonably acceptable to Landlord ("Contractor") to construct the Tenant Improvements. The Contractor shall be licensed by the State of California and bondable. The construction contract ("Construction Contract") for the Tenant Improvements shall be between Tenant (not Landlord) and Contractor.

             (d)     Construction Process. Tenant shall not commence the
                     --------------------
construction of any Tenant Improvements until after Landlord and Tenant have agreed on the approved Plans and selection of the Contractor. Thereafter, Tenant shall be responsible for completing the construction of the Tenant Improvements in accordance with the approved Plans.

             (e)     Insurance. Prior to Contractor's entry onto the Premises to
                     ---------
commence construction of the Tenant Improvements, Tenant shall furnish Landlord with sufficient evidence that Tenant and Contractor are carrying worker's compensation insurance and general liability insurance in amounts and in the manner described in Section 9 of the Lease.

             (f)     Compliance. The Tenant Improvements and all materials
                     ----------
incorporated therein shall comply with the approved Plans, as may be revised from time to time pursuant to the terms of this Agreement, and shall be free from all design, material and workmanship defects. Tenant and Contractor shall comply with all applicable laws, regulations, permits and other approvals applicable to construction of the Tenant Improvements.

             (g)     Liens. Tenant shall defend and indemnify Landlord and hold
                     -----
it harmless from any and all claims, losses, demands, judgments, settlements, costs and expenses, including reasonable attorneys' fees, resulting from any act or omission of Tenant or anyone claiming by, through, or under Tenant, in connection with construction of the Tenant Improvements, for any mechanics' lien or other lien filed against the Premises or the Building or against other property of Landlord (whether or not the lien is valid or enforceable). Tenant shall, at its own expense, (i) cause any such liens to be discharged of record, or (ii) cause to be recorded a bond in compliance with CC Section 3143, within a reasonable time, not to exceed thirty (30) days, after the later of (a) Tenant's actual notice of the lien or (b) the date of filing.

             (h)     Indemnity. Tenant shall indemnify, defend (with counsel
                     ---------
reasonably satisfactory to Landlord) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from, construction of the Tenant's Improvements, except to the extent caused by Landlord's acts or omissions. Tenant shall repair or replace any portion of the Building or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost or destroyed in construction of the Tenant Improvements, except to the extent the damage, loss or destruction is the result of Landlord's acts or omissions. Notwithstanding the foregoing, in the event Tenant fails to complete such repair or replacement work within ten (10) days following Tenant's receipt of Landlord's written notice therefor (or if the nature of such work is such that more than ten (10) days is required, then in the event Tenant fails to commence such work within such ten (10) days and thereafter diligently prosecute such work to completion to the reasonable satisfaction of Landlord), then Landlord may (but shall have no obligation to) cause such work to be performed and/or completed at Tenant's sole cost and expense.

             (i)     Management Fee. Tenant agrees and acknowledges that Tenant
                     --------------
shall pay Landlord a management fee ("Management Fee") in connection with Landlord's review of the Plans and the construction of the Tenant Improvements. The Management Fee shall be equal to three percent (3%) of the Tenant Improvement costs; provided in no event shall such the amount of the Management Fee paid to Landlord exceed Twenty-Nine Thousand Dollars ($29,000). Tenant agrees that Landlord shall receive a prorata portion of the Management Fee with each disbursement from the Tenant Improvement Allowance (i.e., three percent (3%) of each invoice submitted by Tenant to Landlord for the Tenant Improvement costs shall be paid to Landlord out of the Tenant Improvement Allowance as its Management Fee up to the maximum Management Fee (i.e. Twenty-Nine Thousand Dollars ($29,000)).

             (j)     Notices. Tenant shall notify Landlord at least ten (5)
                     -------
business days prior to the commencement of construction of any Tenant Improvements and permit Landlord to post on the Premises such notices of nonresponsibility, and such other notices to other tenants in the Project, as Landlord may deem reasonable under the circumstances.

     2. CHANGE ORDERS. Tenant shall not make any change to the approved Plans without Landlord's prior approval, which approval shall not be unreasonably withheld; provided, however, that Landlord may withhold its consent if such requested change would affect the structural components or exterior appearance of the Building. Landlord shall promptly approve or disapprove any change requests following Landlord's receipt of a proposed change request. If Landlord does not approve of the plans and specifications for the change order request, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such change order request. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all change order requests, subject to Tenant Improvement Allowance. All approved change order requests to the approved Plans shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made. Notwithstanding Landlord's approval of any changes to the approved Plans, the dollar amount of the Tenant Improvement Allowance shall not be increased.

     2. TENANT IMPROVEMENT ALLOWANCE. Landlord shall contribute an amount up to $1,327,000.00 ($20.00 per square foot) ("Tenant Improvement Allowance")
                                               ----------------------------
toward the costs incurred for the Tenant Improvements and Change Orders relating to the construction of the Tenant Improvements, in accordance with and subject to the following provisions. Not sooner than the date on which the Tenant Improvements work within the Premises has been commenced, Tenant may submit invoices to Landlord for payment out of the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvements costs incurred for work actually performed within or about the Premises. Following Landlord's receipt of such invoices, Landlord shall within thirty (30) days thereafter pay Tenant for the amount requested in such invoice; provided in no event shall Landlord be obligated to pay Tenant more than the maximum amount of the Tenant Improvement Allowance. Any expenses incurred by Tenant for the Tenant Improvement work in excess of the Tenant Improvement Allowance shall be at Tenant's sole cost and expense. Landlord shall have no obligation to disburse any portion of the Tenant Improvement Allowance which has not be requested by Tenant pursuant to the terms hereof on or before the sixtieth (60th) day after the Commencement Date, and any portion of the Tenant Improvement Allowance still held by Landlord after such date shall be deemed forfeited by Tenant and shall not be applied against Tenant's other payment obligations under the Lease.

     3. COMMENCEMENT DATE DELAY. Except as set forth in item 11 in the Schedule to the Lease, the Commencement Date shall not be dependent upon the completion or substantial completion of Tenant Improvements. Landlord agrees to provide all approvals (or the reasons for not granting such approvals) to Tenant within a reasonable time period which shall exceed five (5) business days of Landlord's receipt of Tenant's written request therefor (provided that such request is accompanied by all applicable documents, plans or other information reasonably necessary for Landlord to render such decision), unless the nature of such request is such that more time will be required to properly review such request in which case Landlord shall inform Tenant of this fact during such five
(5) business day period (such as may be the case if Landlord has to engage a structural engineer or other specialist to review Tenant's request). Landlord's failure to provide its response within the foregoing time frame shall be deemed a "Landlord Delay" for purposes of this Agreement. If Tenant fails (despite Tenant's due diligence and best efforts) to substantially complete the Tenant Improvements (i.e., the Tenant Improvements are sufficiently complete so that a temporary certificate of occupancy can be issued) on or before the Commencement Date, then Landlord agrees that the Commencement Date shall be delayed for each day of such delay in the substantial completion of the Tenant Improvements which Tenant can prove is solely attributable to Landlord Delay.

     4. AS-BUILTS. Upon completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord "as-built" drawings for the completed Tenant Improvements.

     5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Tenant and the Contractor and their agents shall be allowed to enter the Premises prior to the Commencement Date to construct the Tenant Improvements therein, conditioned upon
Tenant's:

             (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Project;

             (b) complying with any other reasonable rules and regulations which Landlord may impose in connection with the construction of the Tenant Improvements.

     6. MISCELLANEOUS. Terms used in this Exhibit C shall have the meanings assigned to them in the Lease. The terms of this Exhibit C are subject to the terms of the Lease and all of the covenants, obligations, promises, terms and conditions of Landlord and Tenant which are contained in the Lease shall apply during the term of this Agreement (notwithstanding the fact that the Commencement Date has yet to occur).

                                  EXHIBIT C-1

                         TENANT IMPROVEMENT GUIDELINES

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 High Technology Workplace
 Tenant Improvements Design Specifications
 CarrAmerica
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               Building Element                                                             Comments
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
1.   General Tenant Improvements Specifications                The following Tenant Improvement Design Specifications are applicable to the review and approval of Tenant Improvement (TI) designs submitted to Carr America by Tenants or prospective Tenants
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     a.  Application                                           To be effective, these Tenant Improvement Design Specifications should be reviewed with the Tenant and incorporated into the Lease.
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     b.  Review and approval                                   Tenant Improvements drawings shall be reviewed at the end of TI
                                                               Schematic Design, and also when Final TI Construction Documents are completed. Written comments are to be provided to the Tenant and to the TI designer at each stage. CarrAmerica comments shall be incorporated into the TI designs prior to the commencement of TI construction. An approved set of TI Construction Documents will be retained by CarrAmerica. Where "design-build" specifications are used, CarrAmerica shall review and approve all design build plans and specifications provided by the design-build contractor prior to construction.
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     c.  Inspection and Acceptance                             TI specifications shall include a requirement that the Tenant and TI
                                                               Contractor cooperate with CarrAmerica in the review and acceptance of the TI as follows:
                                                               1. TI construction will be reviewed by a CarrAmerica representative at intervals appropriate to the course of the work and the size of the TI project, preferably in the company of the TI designer.
                                                               2. When TI work is substantially complete, a CarrAmerica
                                                               representative will accompany the TI designer on a walk-through of the work to ensure the completion of the TI work in accordance with the approved designs.
                                                               3. CarrAmerica will receive a copy of a Certificate of Substantial
                                                               Completion provided by the TI designer, with correction list items noted.
                                                               4. A CarrAmerica Representative will follow up with the Tenant on the completion of correction list items.
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     d.  Project Record Drawing, warranties and instructions   TI Plans and specifications will include a requirement that the TI
                                                               Contractor maintain a set of record drawings showing all changes made to the design during the course of construction. A copy of the TI
                                                               Project Record Drawings will be delivered to CarrAmerica when TI work is completed. Copies of warranties and instructions for all HVAC equipment shall be delivered to CarrAmerica.
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

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
     e.  Code compliance                                       Construction by Tenant must comply with all codes, ordinances and regulations applying to the TI design and construction. The tenant must provide a copy of the Certificate of Occupancy and/or inspection sign-offs prior to occupying the TI's.
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     f.  Modifications to building shell and exterior          Changes to the building shell and any exterior tenant improvements
                                                               (equipment pads, enclosures, etc.) are subject to CarrAmerica's express written approval. Tenants are responsible for obtaining all required public works, building and planning approvals for such changes, copies of which shall be provided to CarrAmerica.
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2.   Core Area Tenant Improvements
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     a.  General                                               Core Area improvements by Tenants should comprehensively integrate stairs, elevators and elevator equipment rooms, lobbies, restrooms, shafts and other core elements to maximize the overall efficiency of the buildings for current and future uses, to provide maximum flexibility for future TI reconfigurations, and to support the overall economic value of the building.
                                                               Shafts, stairs and other core elements should be consolidated as much as possible.
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     b.  Efficiency Targets                                    TI core designs should achieve a rentable-to-gross-area ratio of 96%
                                                               and, where applicable, a multi-tenant floor factor of 112%.
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     c.  Electrical closets                                    Locate near exterior door. Minimize bus duct run to transformer.
                                                               Provide sufficient space for capacity expansion for manufacturing, labs, clean rooms, and other common high-technology uses.
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     d.  Restrooms                                             Core area restroom configurations should prevent direct sightline access from lobbies, but should be readily accessible and easy to find. The following specifications apply to the design of restrooms.
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         i.    Partitions                                      Wall/floor mounted heavy-duty metal toilet partitions with honeycomb core and factory baked enamel finish.
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         ii.   Fixtures                                        Wall-mounted wc's with heavy-duty flushometer valves. Reinforced saddles and heavy-duty flushometer valves for wall-mounted urinals.
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         iii.  Sinks and counters                              Bottom-set sinks in corian or equivalent countertops; provide 4"
                                                               backsplash where counters meet walls.
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         iv.   Faucets                                         One sink nearest towel dispenser to provide "paddle" handicapped accessible faucet handles. Other sinks to have spring-loaded automatic-closing hot and cold water faucets.
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         v.    Accessories                                     Fully recessed Bobrick stainless restroom accessories or equal.
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         vi.   Hose bibb and floor drain                       Provide a floor drain and hose bib with security handle at each restroom mounted at 18" AFF.
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

------------------------------------------------------------------------------------------------------------------------------------
     vii.  Janitors closet                        Provide a janitor's closet integrated with the plan of each pair of restrooms to include:
                                                       Mop sink with hot and cold water.
                                                       Sealed concrete floor.
                                                       Ceramic tile wainscot surrounding mopsink; all other walls 5/8" greenboard with two coats of mildew-resistant semi-gloss plaint over one coat of primer.
                                                       Built-in storage.
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     viii. Finishes and construction              See Section 3 for additional specifications on restroom wall, floor and ceiling construction and finishes.
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e.   Corridors                                    Corridors should provide for efficient traffic flow and long-term flexibility, and should conform to the following specifications:
                                                  1.   Walls, ceilings, flooring, and lighting as noted under general improvements specifications in Section 3.
                                                  2.   Provide cleaning outlets at maximum 20' o.c.
                                                  3.   Corridors in or near loading and service areas should provide a fire-treated
                                                       5/8" finish-painted plywood wainscot below a 2x6 finished bump rail at 36"
                                                       AFF.
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f.   Drinking fountains and coolers               Locate close to lobby in a semi-recessed alcove; provide handicapped accessible units where required by code.
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g.   Elevators and elevator machine rooms
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     i.    Number and type                        Provide a minimum of one pre-engineered hydraulic elevator per two-story building.
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     ii.   Elevator lobby                         Minimum lobby clearance in front of elevator shall be 10 ft.; 12 ft. preferred.
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     iii.  Elevator pit                           Elevator pit should be treated with ironite or similar water-resistant barrier.
                                                  Provide a pit access ladder.
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     iv.   Cab                                    Cab finishes should be very durable and easy to clean.
                                                  Cab should be equipped with a security phone and all code-mandated handicapped access devices.
                                                  Provide at least one elevator with minimum 4'-0" door width and 8'-0" ceiling height with heavy-duty back and side rails and pad hooks for furniture and freight.
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     v.    Elevator shaft and equipment rooms     Elevator shafts and equipment rooms shall be enclosed with full height walls, two layers of 5/8" GWB mounted on acoustical clips each side with fiberglass batt sound insulation in all walls, sealed acoustically at wall tops and bottoms.
                                                  The elevator equipment room should be located on ground floor for ease of maintenance access. Elevator equipment room doors shall have sound seals. Provide containment curb or tray around hydraulic pump assembly to control fluid leaks.
------------------------------------------------------------------------------------------------------------------------------------

h.   Telephone equipment rooms                    Provide amble ventilation, and space for additional backboards and equipment cabinets for a full range of telecommunications support services; locate telephone equipment rooms near communications conduit building entry points, and near exterior of building shell to simplify installation of future additional ventilation/cooling.
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

------------------------------------------------------------------------------------------------------------------------------------
          i.   Loading, materials handling, and high             2x6 bump rails, 4'-0" high 5/8" fire-treated plywood wainscot, and
               traffic areas                                     12 ga corner guards to 48" AFF on all outside corners in loading and materials handling areas.
                                                                 Heavy-duty full-welded door frames (no knock-down frames), heavy-
                                                                 duty hinges, and 24" high kick plates on all doors in loading, materials handling and high traffic areas.
                                                                 Door frames shall be secured to 16 ga. jamb studs which are continuous from floor to floor.
                                                                 See Section III for wall, floor and ceiling construction and finishes.
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3.   General Specifications, Interior Improvements
------------------------------------------------------------------------------------------------------------------------------------

     a.   Flooring and base, general                             Carpet is the preferred floor finish in offices and corridors.
                                                                 Other finishes will be considered.
------------------------------------------------------------------------------------------------------------------------------------

          i.   Lobby floors                                      Lobby floors: Daltile glazed pavers 8" x 8" or equal or better.
                                                                 Upgraded stone products, if selected, should be selected for durability and ease of maintenance as well as appearance.
                                                                 Wood floors in lobbies are discouraged.
------------------------------------------------------------------------------------------------------------------------------------

          ii.  Restroom floors and base                          Thinset, dryset ceramic tile floor and 4" base throughout
                                                                 restrooms: 2" square Daltile, price Code 3 or equal or better, all installed with moisture barrier or Laticrete, and installed to meet
                                                                 Ceramic Tile Institute specifications.
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          iii. Carpet and base                                   Minimum 32 oz. looped pile direct glue down. Base Armstrong or
                                                                 Burke.
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          iv.  Sheet vinyl                                       Armstrong Classic Corlon, or equal or better.
------------------------------------------------------------------------------------------------------------------------------------

          v.   Vinyl composition tile                            Vinyl Composition Tile (VCT) where installed: Armstrong Premium
                                                                 Excelon or equal or better.
------------------------------------------------------------------------------------------------------------------------------------

          vi.  Exposed concrete floors                           Any exposed concrete floors shall receive a sealer.
------------------------------------------------------------------------------------------------------------------------------------

          vii. Transition strips                                 Provide hardwood or stone transition strips between tile and adjacent flooring materials.
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     b.   Wall construction and finishes, general                General: All walls to be constructed from 5/8" GWB over 3 5/8" 25 ga metal studs at 16" oc. Metal studs shall extend to structure above as necessary to prevent lateral deformation of wall. Walls shall not depend on ceiling grid for stiffness. All GWB shall be finished to USG standards or better.
                                                                 Except where noted below, walls shall be skip-trowelled and textured with minimum one prime and two finish coats of flat latex paint.
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          i.   Lobby walls                                       Lobbies: consider upgrading lobby wall finishes to tile, stone, or other superior and durable material.
------------------------------------------------------------------------------------------------------------------------------------

          ii.  Restroom walls                                    Restrooms: All wet areas shall receive full-height 4" square semi-
                                                                 gloss finish Daltile, Price Group 3 or equal or better. Other restrooms walls shall receive vinyl wallcovering or two coats of mildew-resistant latex paint over one coat of primer.
                                                                 All restrooms walls shall receive 5/8" greenboard in lieu of standard GWB.
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

------------------------------------------------------------------------------------------------------------------------------------
          iii. Loading, materials handling, and high traffic   5/8" GWB on 16ga metal studs at 16" oc.; walls shall extend to
               area walls                                      structure above. walls Loading areas may be fire taped only. See additional requirements under Section 2.i.
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          iv.  Exposed columns                                 All exposed columns shall be cleaned, primed, and receive two coats of semi-gloss enamel.
------------------------------------------------------------------------------------------------------------------------------------
     c.  Ceilings, general:                                    Ceiling shall be 2'-0" x 2' x 0" suspension system by Armstrong with
                                                               24" x 24" x 5/8" "Cortega" tegular edge ceiling panels, or equal or better, except where noted below. Monolithic ceiling grids in all office and lab areas are required.
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          i.   Lobby ceilings                                  Lobby ceilings: 5/8" GWB on 20 ga metal studs at 12" o.c. at minimum
                                                               12 ft. AFF; one prime and two finish coats flat latex. Architectural expression in lobby ceilings is encouraged.
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          ii.  Restroom ceilings                               Restroom ceilings: 5/8" GWB on 20 ga metal studs at 12" o.c. at minimum 9'-0" AFF w/two coats mildew-resistant semi-gloss latex over one coat primer.
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          iii. Loading and service areas                       Loading and service areas: space may be open to structure above if desired.
------------------------------------------------------------------------------------------------------------------------------------
          iv.  Open ceilings in offices                        Where ceilings in offices are left open to structure for design reasons, entire underside of structure shall be cleaned and painted with two coats of semi-gloss latex over one coat primer.
------------------------------------------------------------------------------------------------------------------------------------
     d.  Lighting, general:                                    2' x 4' three-tube high-efficiency flourescent fixtures with electronic ballasts and 18-cell parabolic lenses, except where noted
                                                               below; use compact flourescent downlights where accent lighting is desired.
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          i.   Lobby lighting                                  Maximize use of compact flourescent downlights where light fixtures are visible. Consider use of indirect lighting and architectural lighting to enhance appearance of lobbies.
------------------------------------------------------------------------------------------------------------------------------------
          ii.  Restroom lighting                               Above counters and sinks: 12" x 4'12" x 8' two-tube flourescents with eggcrate grilles. Provide recessed compact flourescent downlights elsewhere in restrooms.
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          iii.  Loading, materials handling, and high-traffic  Chain-hung industrial fixtures where open ceilings are permitted,
                areas                                          otherwise apply general specification.
------------------------------------------------------------------------------------------------------------------------------------
          iv.   f.  Window coverings                           Exterior windows to receive 1" horizontal mini-blinds by Levolor or equal, color selected by building shell designer. Interior windows, where desired, to receive 1" horizontal mini-blinds by Levolor or equal, color selected by TI designer.
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     g.  Interior cabinets and millwork                        All interior cabinets, countertops and other millwork shall be finished with plastic laminate, or equal or better. Where upgraded millwork in wood, stone or other materials is desired, materials and finishes shall conform to the highest industry standards.
------------------------------------------------------------------------------------------------------------------------------------
     d.  Doors, frames and hardware
------------------------------------------------------------------------------------------------------------------------------------

          1.  Doors                                            3'-0" x 9'x0" x 1-3/4" solid core wood with paint grade wood veneer finish.
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

------------------------------------------------------------------------------------------------------------------------------------
          2. Frames                                            Anodized or baked enamel frames with mitered and welded corners (no knockdown frames).
------------------------------------------------------------------------------------------------------------------------------------
          3.  Locksets and latchsets                           Heavy duty commercial Schlage "D" series or equal latchsets and locksets with Schlage "Sparta" satin chromium lever style handles, or equal or better. Doors in lobby areas, major conference rooms and other public areas shall have Heavy Duty mortise type Schlage "L"
                                                               series latchsets and locksets with satin chromium Schlage "03" or
                                                               "17" style lever handles, or equal or better.
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          4.  Hinges                                           Heavy duty ball-bearing hinges to match hardware.
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4.   Heating, Ventilating and Air Conditioning Systems
------------------------------------------------------------------------------------------------------------------------------------
     a.  General Description                                   Tenant shall design and install a complete variable air volume (VAV)
                                                               heating, ventilating and air conditioning (HVAC) system in accordance with the following design specifications for all office, core area and general use areas. Where tenant requires specialized HVAC designs to support specialized manufacturing, labs or other uses, tenant shall provide design criteria and performance specifications for the systems with the schematic design submittal.
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     b.  General specifications standards                      All TI designs and installations shall conform to the latest applicable editions of the following standards:
                                                               AMCA - Air Movement and Control Association
                                                               ANSI - American National Standards Institute
                                                               ARI - American Refrigeration Institute
                                                               ASTM - American Society for Testing and Materials
                                                               ASHRAE - American Society of Heating, Refrigeration and Air
                                                               Conditioning Engineers
                                                               ASME - American Society of Mechanical Engineers
                                                               AABC - Associated Air Balance Council
                                                               SMACNA - Sheet Metal and Air Conditioning Contractors National
                                                               Association
                                                               All applicable Plumbing, Mechanical, Electrical and Building Codes
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     c.  Review, approval, inspection, acceptance, and         In additional to those submittals and procedures identified in
         record drawings.                                      Section 1.b., c., and d. above, the Tenant shall provide the following:
                                                               1.  One complete set of detailed operating and maintenance instructions and spare parts list
                                                               2.  Domestic water chlorinating certificates
                                                               3.  One complete set of warranties and guarantees
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     d.  Air balancing                                         Final air balancing and report shall be contracted and furnished by
                                                               CarrAmerica at tenant's expense.
------------------------------------------------------------------------------------------------------------------------------------
     e.  HVAC Design Capacities                                The systems shall be designed to provide for a minimum of 350 gsf/ton of capacity. 300 gsf/ton is preferred. Higher capacities may be applicable to specialized applications where identified by the
                                                               Tenant.
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

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     f.   Materials and Equipment                 Furnish and install McQuay RoofPak Singlezone Heating and Cooling Units Model
                                                  RDT or equal or better, specifically designed for rooftop applications.
-----------------------------------------------------------------------------------------------------------------------------------
          i.    Cabinet insulation                Each unit cabinet shall be fully insulated with min. 1", 3/4 lb. neoprene coated glass fiber.
-----------------------------------------------------------------------------------------------------------------------------------
          ii.   Cabinet finishes                  Phosphatized baked enamel meeting ASTM B117 for salt-spray resistance.
-----------------------------------------------------------------------------------------------------------------------------------
          iii.  Access doors                      17 ga. galv. steel with staggered engagement latches.
-----------------------------------------------------------------------------------------------------------------------------------
          iv.   Frame and base                    8 ga. and 13 ga. (900B) galvanized steel, Formed recess in base shall seat on gasketed roof curb.
-----------------------------------------------------------------------------------------------------------------------------------
          v.    Return air plenum                 Units shall include a 100% return air plenum allowing air to enter from the bottom or back of the unit.
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          vi.   Outside air hood                  Units shall include a 100% outside air hood and draw-through filter section.
-----------------------------------------------------------------------------------------------------------------------------------
          vii.  Dampers                           Units shall include McQuay UltraSeal low-leak dampers with two position actuator, including outside air economizer damper with 0-100% capacity, of modulating spring return type with adjustable comparative enthalpy control.
-----------------------------------------------------------------------------------------------------------------------------------
          viii. Draw-through filter section       Units shall include an integrated filter rack and 12" American Air Filter Varical
                                                  Stnd 900, Class 1 filters.
-----------------------------------------------------------------------------------------------------------------------------------
          ix.   Fan Assemblies                    All fans shall be statically, dynamically balanced at the factory, and include
                                                  200,000 hr. greasable ball bearings,and shall be mounted on rubber-in-shear or spring isolators with seismic restraints.
-----------------------------------------------------------------------------------------------------------------------------------
          x.    Fan Motors                        All fan motors shall be heavy duty 1800 rpm with adjustable belt tension and 150%
                                                  service factor.
-----------------------------------------------------------------------------------------------------------------------------------
          xi.   Variable Frequency Drives         Variable Frequency Drive Inverters with bypass contactors shall be provided for supply and return fans.
-----------------------------------------------------------------------------------------------------------------------------------
          xii.  Cooling coils                     .0060" copper tubes w/HI-F rippled and corrugated fins, interlaced two-circuit, multi-row design, five rows, 12 fins/inch; include stainless steel positively sloped drip pan with drain connector extending through unit base.
-----------------------------------------------------------------------------------------------------------------------------------
          xiii. Smoke detectors                   Ionization type in supply and return air openings.
-----------------------------------------------------------------------------------------------------------------------------------
          xiv.  Condensing section                Heavy duty Copeland Discus reciprocating semi-hermetic compressors on resilient isolators. Multi-row 3/8" o.d. high-efficiency rifled copper condenser coils.
                                                  Heavy duty direct-drive condenser fan/motor assemblies with stainless steel blades and three-phase non-reversing motors; each refrigeration circuit shall include sight glass, filter drier, and 15 degree liquid subcooling circuit.
------------------------------------------------------------------------------------------------------------------------------------
          xv.   Refrigeration control             Two refrigeration circuits per unit, including liquid line solenoid valve, oil pressure switch, high pressure switch, low pressure switch, compressor control circuit switch, and pumpdown switch. A McQuay Speedtrol fan speed control shall provide for refrigeration circuit operation at ambient temperatures down to 20 degrees.
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

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          xvi.  Microprocessor Control System     Each unit shall have a complete McQuay Microtech 800/802c Microprocessor Control
                                                  System or equal, including temperature and pressure sensors, input/output board, main processor board, displays, keyboards, and staging boards as required, all factory mounted and tested, including the following features:
                                                  1.  A stand alone DDC controller
                                                  2.  LED complete system status board
                                                  3.  Optically isolated input/output design
                                                  4.  Surge protection
                                                  5.  RS 232 port PC connection
                                                  6.  Built-in programmable time schedule with non-volatile memory
                                                  7.  Time schedule readable from Network Master Panel or Remote Monitoring Panel
                                                  8.  Space sensors for constant volume or VAV applications
                                                  9.  Input/Output functions and user interactions equal to or better than McQuay
                                                  Microtech software
-----------------------------------------------------------------------------------------------------------------------------------
          xvii.              Gas heater           Stainless steel primary combustion chamber, headers, primary and secondary tubes.
                             section              Modulating forced draft natural gas burners with pre-purge timing, flame supervision, combustion air proving switch, and spark ignition. Gas train shall include redundant shutoff valves, pressure regulator, shutoff cock, pilot gas valve, pilot pressure regulator, and pilot shutoff cock.
------------------------------------------------------------------------------------------------------------------------------------
          xviii.             Other required       48" blank access sections at draw-through and blow-through locations. Fused
                             features             disconnect switch for each unit. Service lights at supply and return section with switch and 20A 110v outlet. Phase failure protection. Ground fault protection.
------------------------------------------------------------------------------------------------------------------------------------
     g.   Roof curbs                              Insulated pre-manufactured one-piece 12ga stainless steel custom-built roof curbs.  Curbs shall:
                                                  1.  Provide for complete perimeter support of the unit.
                                                  2.  Be custom made for the roof slope, and shall provide level installation of the unit without shims or other means of leveling the unit.
                                                  3.  Include integral crickets and curb-top drips.
                                                  4.  Include gaskets for weatherproof joint between curb and unit.
                                                  5.  Provide for minimum of 12" separation between unit frame and roof.
-----------------------------------------------------------------------------------------------------------------------------------
     h.   Air distribution
-----------------------------------------------------------------------------------------------------------------------------------
          i.   Sound attenuators                  Provide sound attenuators to IAC recommendations
-----------------------------------------------------------------------------------------------------------------------------------
          ii.  Ducts, general                     Spiral wound or oval galvanized sheet metal ducts to meet SMACNA standards using companion-flanged joints with gaskets. Weld all medium pressure fittings. Where necessary use rectangular sheet metal ducts with following SMACNA guage/pressure recommendations.
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          iii. Splitter dampers                   Not permitted.
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

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     iv.   Flex duct and connections:                  Ducts upstream of VAV units shall be hard-piped; downstream of VAV units shall be acoustical alumaflex 6'-0" maximum length.
-----------------------------------------------------------------------------------------------------------------------------------
     v.    Fire and smoke dampers                      100% free area, UL listed with clearly marked door access to fusible links.
-----------------------------------------------------------------------------------------------------------------------------------
     vi.   Ductwork joint tape                         "Hardcast"
-----------------------------------------------------------------------------------------------------------------------------------
     vii.  Insulated duct                              All ducts located in non-conditioned spaces shall be insulated and shall be wrapped with a vapor barrier.
-----------------------------------------------------------------------------------------------------------------------------------
     viii. Diffusers, registers and grilles            Neck velocities maximum 600 fpm.  Outlet duct to terminals sized to 500 cfm maximum. Supply diffusers in ceilings shall be perforated face with adjustable cores. Return grilles shall be hex code face. Locate dampers well away from diffusers to minimize noise. Linear and other architectural diffusers shall be used in lobby ceilings and other public spaces.
-----------------------------------------------------------------------------------------------------------------------------------
5.   Plumbing
-----------------------------------------------------------------------------------------------------------------------------------
     a.  Codes and regulations                         Comply with the National Plumbing Code, and all applicable local codes and regulations. Where in conflict, the code requiring the higher-quality or more complete installation shall govern.
-----------------------------------------------------------------------------------------------------------------------------------
     b.  Piping                                        Use black iron or copper pipe where applicable.  PVC or ABS pipe is not permitted, even if allowed by code.
-----------------------------------------------------------------------------------------------------------------------------------
     c.  Labs and hazardous materials areas            In labs or other facilities where hazardous materials are used, provide
                                                       CarrAmerica with copies of approved OSHA and EPA disposal procedures. Use of sanitary waste lines for disposal is not permitted.
-----------------------------------------------------------------------------------------------------------------------------------
     d.  Plumbing hardware                             All restroom and other core area plumbing hardware shall be Kohler or equal or better. All toilets and urinals shall have automatic shut-off valves.
-----------------------------------------------------------------------------------------------------------------------------------
     e.  Plumbing fixtures                             All restroom and other core area plumbing fixtures shall be as follows:
                                                       Water closet:  American Standard Afwall Wall Mounted Toilet #2477.016
                                                       Urinal:  American Standard Wall Allbrook Wall Mounted Urinal #6541.132
                                                       Lavatory:  American Standard Ovalyn Under Counter Lavatory #0470.039
-----------------------------------------------------------------------------------------------------------------------------------
     f.  Cleanouts                                     Provide cleanouts at a maximum of 30'-0" o.c. in all waste lines.
-----------------------------------------------------------------------------------------------------------------------------------
     g.  Pipe compound                                 Use Teflon pipe dope only.  Lead solder is not permitted.
-----------------------------------------------------------------------------------------------------------------------------------
6.   Electrical
-----------------------------------------------------------------------------------------------------------------------------------
     a.  Codes and regulations                         Comply with the latest edition of the National Electric Code, and all other applicable codes and regulations. Where in conflict, the code requiring the higher-quality or more complete installation shall govern.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     b.  Conductors, conduit, fittings                 All conductors shall be copper. No aluminum conductors are permitted, even if allowed by code. All conductors shall be in rigid steel conduit or Electrical
                                                       Metallic Tubing (EMT) where permitted by code. All boxes and fittings shall be galvanized steel. No plastic boxes or fittings are permitted, even if allowed by code.
-----------------------------------------------------------------------------------------------------------------------------------
     c.  Light fixture ballasts                        All flourescent light fixtures shall have electronic T-8 ballasts. No ballasts containing PCB's are permitted.
-----------------------------------------------------------------------------------------------------------------------------------
7.   Fire protection
-----------------------------------------------------------------------------------------------------------------------------------
     a.  Codes and regulations                         All fire sprinkler installations shall comply with NFPA13, with Factory
                                                       Mutual (FM) requirements, and with all other applicable local codes and regulations.
-----------------------------------------------------------------------------------------------------------------------------------
     b.  Drawings and calculations                     Prior to installation of fire sprinklers, provide CarrAmerica with complete sets of sprinkler shop drawings, including calculations, for review by
                                                       CarrAmerica's FM representative. Do not proceed with installation without FM approval.
-----------------------------------------------------------------------------------------------------------------------------------
     c.  Sprinkler heads                               Lobbies: Concealed heads with cover plates painted to match ceiling.
                                                       Offices: Flush chrome heads, or semi-recessed with two-piece escutcheons to match ceiling. Open ceilings where permitted: Exposed heads.
-----------------------------------------------------------------------------------------------------------------------------------
     d.  Fire alarm systems                            Tenant-installed fire alarm systems shall have automatic dailers to call in to a central station monitor.
-----------------------------------------------------------------------------------------------------------------------------------
8.   Fixtures, furnishings and equipment               Provide high-quality durable lobby furnishings planters and entrance mats in lobby spaces compatible with the lobby architectural design. Multiple-
                                                       building TI projects should provide a consistent approach to fixtures and furnishing in all lobbies.
 ----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT D

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT

                     [To be determined prior to Execution]

                                   EXHIBIT E

                         LANDLORD'S SIGNAGE STANDARDS

Attached you will find the signage standards for the following sign type:

Exterior (Permanent)                     Page  #

  Entrance Identification                1
  Primary Directional                    2
  Secondary Directional                  3
  Primary Tenant Identification          4
  Building Address                       5
  Building Entry Logo Application        6
  Driveway Entrance/Welcome              7
  Miscellaneous                          8

Exterior (Temporary)

  Site/Leasing Sign                      9

Interior (Permanent)

  Elevator (Corporate Identification)    10
  Directory Identification               11
  Room Identification                    12
  Tenant Plaque                          13
  Suite Identification                   14
  Suite Directional                      15
  Reception Area Sign                    16


                   [Diagrams relating to Signage standards]

                                   EXHIBIT G


                                   GUARANTY

     FOR VALUE RECEIVED, and as an inducement to CarrAmerica Realty Corporation ("Landlord") to enter into a certain lease dated as of April 30, 1999, as it may hereafter be further amended, the "Lease") with NaviSite, Inc., a Delaware corporation Tenant"), the undersigned ("Guarantor"), CMGI, a Delaware corporation, whose address is 100 Brickstone Square, Andover, MA 01810, unconditionally and irrevocably undertakes and guarantees to Landlord, its successors and assigns, the payment and performance of all obligations of Tenant under the Lease (the "Liabilities"), including the full payment, when due, of all rent, including without limitation, Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. This Guaranty is absolute, independent and continuing under all circumstances, and is a guaranty of payment and performance, not of collection, subject to termination in accordance with
Section 5(i) below.

     1. REPRESENTATIONS. Guarantor hereby represents and warrants to Landlord that:

          (a) the financial statements of Guarantor furnished to Landlord in connection with this Guaranty (i) are true and correct in all material respects,
(ii) have been prepared in accordance with generally accepted accounting principles consistently applied, and (iii) present fairly the financial condition of Guarantor as of the respective dates thereof, and that no material adverse change has occurred in the financial condition of Guarantor since such dates;

          (b) Guarantor has no knowledge of any material fact concerning Tenant or its financial condition which has not been disclosed to Landlord and might adversely affect Landlord's decision to enter into the Lease;

          (c) Guarantor is not in default under any agreement, the effect of which could materially adversely affect performance of its obligations under this Guaranty; and

          (d) There are no actions, suits or proceedings pending or, to the best of its knowledge, threatened against the Guarantor before any court or any other governmental authority of any kind which could materially adversely affect performance of its obligations under this Guaranty.

     2. WAIVERS. Guarantor hereby expressly waives, to the maximum extent permitted by law, all defenses available to a guarantor or surety, whether the waiver is specifically herein enumerated or not, including, without limitation, the following:

          (a) any notice of nonpayment, nonperformance or nonobservance, or proof of notice or demand and all other notices and demands otherwise required by law which the undersigned may lawfully waive;

          (b) all diligence in collection of any of the Liabilities or any obligation hereunder;

          (c) the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect;

          (d) any rights against Tenant arising because of Guarantor's payment of any Liabilities, by way of subrogation of the rights of Landlord or otherwise;

          (e) any obligation Landlord may have to disclose to Guarantor any facts Landlord now or hereafter may know or have reasonably available to it regarding Tenant or its financial condition;

          (f) all defenses of suretyship;

          (g) any defense based on the negligence of Landlord in administering the Lease, or taking or failing to take any action in connection therewith;

          (h) any statute of limitations affecting the enforcement of this Guaranty of Lease; and

          (i) any right of set-off or compensation against amounts due under this Guaranty of Lease.

     3. COVENANTS AND AGREEMENTS. Subject to Section 5(i) below, Guarantor covenants and agrees that:

          (a) in the event of a default by Tenant under the Lease, Landlord may proceed against Guarantor before, after or simultaneously with proceeding against Tenant;

          (b) this Guaranty shall be absolute and unconditional and shall not be terminated, affected or impaired in any manner by reason of: (i) Landlord's assertion against Tenant of any of the rights or remedies reserved to Landlord under the Lease; (ii) the release of Tenant from any of the Liabilities by operation of law or otherwise; (iii) the commencement of summary or other proceedings against Tenant; (iv) Landlord's failure to enforce any of its rights against Tenant; (v) the granting by Landlord of any extensions of time to Tenant; (vi) any amendment, addition, assignment, sublease, transfer, renewal, extension or other modification of the Lease, whether or not Guarantor shall have knowledge or have been notified of or agreed or consented thereto; (vii) the cessation of Tenant's liability for any cause whatsoever; or (viii) any disability or defense of any kind now existing of Guarantor with respect to any provision of this Guaranty;

          (c) Guarantor shall be bound by all the provisions, terms, conditions, restrictions and limitations contained in the Lease which are to be observed or performed by Tenant thereunder, the same as if Guarantor were named as the tenant therein;

          (d) Guarantor shall not sell, lease, transfer, convey or assign any of its assets if such action will have a material adverse effect on Guarantor's business or financial condition.

          (e) If at any time any part of any payment previously applied by Landlord to any of the Liabilities is rescinded or returned by Landlord for any reason, including the insolvency, bankruptcy or reorganization of Tenant, such Liabilities shall be deemed to have continued in existence to the extent that such payment is rescinded or returned, and this Guaranty shall be reinstated as to such Liabilities;

          (f) Guarantor hereby subordinates, and shall cause any entity which Guarantor directly or indirectly controls to subordinate, any claims or liens of Guarantor or such affiliate against Tenant of any kind to all of the Liabilities; and

          (g) If the Lease is disaffirmed by a Trustee in Bankruptcy for Tenant, Guarantor shall, at the election of Landlord, either assume the Lease and perform all of the covenants, terms and conditions of Tenant thereunder, or enter into a new lease for the remaining Term, which said new lease shall be in form and substance identical to the Lease.

     4.   MISCELLANEOUS.

          (a) Landlord's failure to insist in any one or more instances upon strict performance or observance of any of the terms of the Lease or to exercise any rights therein shall not be construed to be a waiver for the future of such term or right but the same shall remain in full force and effect.

          (b) If Landlord takes action to enforce this Guaranty, Guarantor shall pay to Landlord upon demand all costs, including reasonable attorneys' fees, incurred by Landlord in connection therewith, together with interest thereon computed at the rate of 12% per annum from the date paid by Landlord until the date repaid in full.

          (c) All of Guarantor's obligations hereunder shall be binding upon Guarantor's successors and assigns. For purposes of this Guaranty, the word "Tenant" shall also include the successors and assigns of Tenant. Each immediate and successive assignee or transferee of any interest in any of the Liabilities and this Guaranty shall, to the extent of such interest, be entitled to the benefits of this Guaranty.

          (d) This Guaranty shall be construed in accordance with the laws of the State of California. Guarantor irrevocably (i) agrees that any suit, action or other legal proceeding relating to this Guaranty may be brought only in the Superior Court of Santa Clara County or in the State Court of California, at Landlord's option; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which Guarantor may have to the laying of venue in any such suit, action or proceeding in either such court; and (iv) agrees to join Landlord in any petition for removal to either such court. Guarantor hereby irrevocably appoints _______________________ its authorized agent ("Agent") in the State of California to accept on its behalf service of process for purposes of any such suit, action or proceeding. Landlord may obtain personal jurisdiction and perfect service of process through the Agent or by any other means now or hereafter permitted by applicable law.

          (e) GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS THAT GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS GUARANTY, OR ANY OTHER STATEMENTS OR

ACTIONS OF LANDLORD. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO THE LEASE.

          (f) The undersigned agrees to execute and deliver to Landlord, from time to time, upon five (5) days notice from Landlord, a certificate addressed to Landlord, any mortgagee or prospective mortgagee, or any prospective purchaser, certifying (i) that this Guaranty of Lease is unmodified and in full force and effect and (ii) to such other matters as Landlord may reasonably request. The undersigned further agrees that upon request by Landlord from time to time, the undersigned shall furnish Landlord, within five (5) days of receipt of such request, with a copy of the undersigned's financial statements, in form and substance reasonably satisfactory to Landlord, reflecting the undersigned's current financial condition. The undersigned represents and warrants that all financial statements, records and information furnished by the undersigned to Landlord in connection with this Guaranty of Lease are true, correct and complete in all respects.

          (g) If any provision of this Guaranty of Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Guaranty of Lease and the application of that provision to other provisions or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

          (h) All capitalized terms used in this Guaranty shall have the same meanings as are given to such terms in the Lease, unless otherwise specifically defined in this Guaranty.

          (i) Within fifteen (15) days of the later of (a) Landlord?s receipt of evidence reasonably satisfactory to Landlord that Tenant has become a public company (i.e., its stock is traded on a nationally recognized stock market, such as the NYSE or NASDAQ), and (b) Landlord receipt of a Letter of Credit (meeting the requirements set forth below) in the amount of $2,388,660.00, Landlord agrees that it shall deliver this Guaranty to Tenant and that this Guaranty (and Guarantor?s obligations hereunder) shall terminate upon Tenant?s receipt thereof. The Letter of Credit shall (i) be in the form of an unconditional and irrevocable letter of credit which is reasonably acceptable to Landlord, (ii) name Landlord as a beneficiary, (iii) expressly allow Landlord to draw upon it (including partial withdrawals) at any time from time to time by delivering to the issuer and Tenant written certification that Landlord is entitled to draw thereunder as a result of Tenant?s default under the Lease (after expiration of any applicable notice, grace and cure periods granted thereunder), (iv) be drawable on an FDIC-insured financial institution satisfactory to Landlord, (v) be redeemable in the state of California in one of the nine counties comprises the San Francisco-Oakland-San Jose area (the "Bay Area"), (vi) allow partial draws, and (vii) be transferable to any successor to Landlord?s interest in this Lease at no cost to Landlord, provided that only the first transfer of the Letter of Credit by Landlord during the term of the Lease shall be at no cost to Landlord.

     IN WITNESS WHEREOF, this Guaranty is executed as of May ___, 1999.

     GUARANTOR
     CMGI,
     a Delaware corporation


     By:____________________________
     Name:__________________________
     Title:_________________________